THE STRONG FUNDS
                            Strong Discovery Fund II
                          Strong Mid Cap Growth Fund II
                         Strong Multi Cap Value Fund II
                           Strong Opportunity Fund II

                              100 HERITAGE RESERVE
                        MENOMONEE FALLS, WISCONSIN 53051

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         SCHEDULED FOR DECEMBER 10, 2004

To the Shareholders of the Strong Funds:

      A special meeting of shareholders of each of the Strong Funds listed above will be held on Friday, December 10, 2004, at 9:00 a.m. (Central Time) at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051 ("Meeting"). At the Meeting, shareholders will be asked to consider and act upon the Proposals set forth below and to transact such other business as may properly come before the Meeting. The table below lists each Proposal on which shareholders will be asked to vote and identifies shareholders entitled to vote on each Proposal:

                    PROPOSAL                                             SHAREHOLDERS ENTITLED TO VOTE
Proposal 1:  Approval of an Agreement and Plan of            Shareholders of each Strong Fund with respect to the
Reorganization, under which substantially all of the         applicable reorganization shown below.
assets of each Strong Fund will be transferred to a
corresponding Wells Fargo Fund as listed below.

STRONG FUND PROPOSED TO BE REORGANIZED INTO THIS             WELLS FARGO ("WFVT") FUND
Strong Discovery Fund II                                     WFVT Discovery Fund (New)
Strong Mid Cap Growth Fund II                                WFVT Discovery Fund (New)
Strong Multi Cap Value Fund II                               WFVT Multi Cap Value Fund (New)
Strong Opportunity Fund II                                   WFVT Opportunity Fund (New)

Proposal 2:  Approval of an interim advisory agreement.      Shareholders of each of the Strong Funds.

Proposal 3:  Approval of an interim sub-advisory             Shareholders of each of the Strong Funds.
             agreement.

      Only shareholders of record as of the close of business on October 1, 2004, are entitled to receive this notice and vote at the Meeting or at any adjournment thereof. Whether or not you expect to attend the meeting, please submit your vote by toll-free telephone or through the Internet according to the enclosed voting instructions. You may also vote by completing, dating, and signing your proxy card and mailing it to us.

                         By Order of the Board of Directors of the Strong Funds,

                         Thomas M. Zoeller
                         Vice President

[OCTOBER __, 2004]
Menomonee Falls, WI

                                THE STRONG FUNDS
                              100 HERITAGE RESERVE
                        MENOMONEE FALLS, WISCONSIN 53051
                                 1-800-368-3863

                           WELLS FARGO VARIABLE TRUST
                                525 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94105
                                 1-800-222-8222

                       COMBINED PROSPECTUS/PROXY STATEMENT
                               [OCTOBER   , 2004]

WHAT IS THIS DOCUMENT AND WHY ARE WE SENDING IT TO YOU?

      This document is a combined prospectus and proxy statement, and we refer to it as the Prospectus/Proxy Statement. It contains the information that shareholders of the Strong Funds listed in the Notice of Special Meeting of Shareholders ("Strong Funds" or "Acquired Funds") should know before voting on the proposed reorganization, interim investment advisory agreement and interim investment sub-advisory agreement that are described herein, and should be retained for future reference. It is both the proxy statement of the Strong Funds and also a prospectus for the applicable series of Wells Fargo Variable Trust ("Wells Fargo Funds" or "Acquiring Funds"). We may refer to the Strong Funds and the Wells Fargo Funds collectively as the "Funds" or, each individually, as a "Fund."

HOW WILL THE REORGANIZATION WORK?

      The reorganization of each Strong Fund into a Wells Fargo Fund (individually or collectively, "Reorganization"), as described in the Agreement and Plan of Reorganization ("Reorganization Plan"), included at Exhibit E, will involve three steps:

      o the transfer of substantially all of the assets and liabilities of the Strong Fund to its corresponding Acquiring Fund in exchange for shares of the corresponding Acquiring Fund having equivalent value to the net assets transferred;

      o the PRO RATA distribution of shares of the same or a comparable class ("Class") of the Acquiring Fund to the shareholders of record of the Strong Fund as of immediately prior to 9:00 a.m., Eastern Time ("Effective Time") on the business day following the closing date ("Closing Date") of the Reorganization in full redemption of all shares of the Strong Fund; and

      o     the liquidation and dissolution of the Strong Fund.

      As a result of the Reorganization, shareholders of each Strong Fund will hold shares, generally of the same or a comparable Class of the corresponding Acquiring Fund, as described in this Prospectus/Proxy Statement. The total value of the Acquiring Fund shares that you receive in the Reorganization will be the same as the total value of the shares of the Strong Fund that you held immediately before the Reorganization. The Board of Directors of the Strong Funds ("Board" or "Directors") has approved the Reorganization of each Strong Fund. Any Strong Fund whose shareholders do not approve the Reorganization will not participate in the Reorganization. Any such Strong Fund may continue its operations beyond the date of the Reorganization of the other Strong Funds, and the Board of the affected Strong Fund will consider what further action is appropriate, including the possible engagement of another investment adviser or liquidation of the Strong Fund.

WHAT ARE THE INTERIM INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS?

      The Board has also approved engaging Wells Fargo Funds Management, LLC ("Funds Management") to replace Strong Capital Management, Inc. ("SCM") as investment adviser to the Strong Funds. If shareholders approve the Interim Investment Advisory Agreement, Funds Management will advise the Strong Funds beginning shortly after the Meeting and continuing until the closing of the Reorganization. In addition, the Board has approved Wells Capital Management Incorporated ("Wells Capital") as interim investment sub-adviser to the Strong Funds, as described in this Prospectus/Proxy Statement. If shareholders approve the Interim Sub-Advisory Agreement, Wells Capital will sub-advise the Strong Fund beginning shortly after the Meeting and continuing until the closing of the Reorganization. If shareholders of a Strong Fund approve these new advisory arrangements but fail to approve the Reorganization, or the Reorganization otherwise does not close, these advisory arrangements would continue indefinitely, until terminated in accordance with their terms. If shareholders of a Strong Fund approve the Reorganization, but fail to approve these advisory arrangements, or they approve one of these advisory arrangements for a Strong Fund but fail to approve the other, the Board will consider what further action is appropriate, including possibly continuing the SCM engagement or taking steps to seek to engage a different adviser.

--------------------------------------------------------------------------------
 THE SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

ADDITIONAL INFORMATION ABOUT THE FUNDS IS AVAILABLE IN THE:

      o     Prospectuses for the Strong Funds;

      o     Annual and Semi-Annual Reports to shareholders of the Strong Funds;
            and

      o Statements of Additional Information, or SAIs, for the Strong Funds and the Acquiring Funds.

      These documents are on file with the SEC.

      The prospectuses, SAIs, and Annual and Semi-Annual Reports of the Strong Funds are incorporated by reference and are legally deemed to be part of this Prospectus/Proxy Statement. The SAI to this Prospectus/Proxy Statement, dated the same date as this Prospectus/Proxy Statement, also is incorporated by reference and is legally deemed to be part of this document. The prospectuses and the most recent Annual Report to shareholders of the Strong Funds, containing audited financial statements for the most recent fiscal year, and the most recent Semi-Annual Report to shareholders of the Strong Funds have been previously mailed to shareholders.

      Copies of all of these documents are available upon request without charge by writing to or calling:

     Wells Fargo Funds                    Strong Funds
     P.O. Box 8266                        P.O. Box 2936
     Boston, MA 02266-8266                Milwaukee, WI 53201-2936
     1-800-222-8222                       1-800-368-3863

      You also may view or obtain these documents from the SEC:

      In Person:        At the SEC's Public Reference Room in Washington, D.C.,
                        and regional offices in New York City, at 233 Broadway, and in Chicago, at 175 West Jackson Boulevard, Suite 900

      By Phone:         1-800-SEC-0330

      By Mail:          Public Reference Section
                        Securities and Exchange Commission
                        450 5th Street, N.W.
                        Washington, DC 20549-0102
                        (duplicating fee required)

      By E-mail:        publicinfo@sec.gov
                        (duplicating fee required)

      By Internet:      www.sec.gov

OTHER IMPORTANT THINGS TO NOTE:

o An investment in the Wells Fargo Funds is not a deposit with Wells Fargo Bank, N.A. or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency.

o     You may lose money by investing in the Funds.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
INTRODUCTION......................................................................................................5

PROPOSAL 1:  APPROVAL OF AN AGREEMENT AND PLAN OF REORGANIZATION..................................................5

         Summary..................................................................................................5
         Reasons for the Reorganization...........................................................................5
         Comparison of Current Fees and PRO FORMA Fees............................................................6
         Comparison of Investment Objectives, Principal Investment Strategies and Policies........................7
         Common and Specific Risk Considerations.................................................................11
         Comparison of Account Features and Services.............................................................12
         Comparison of Investment Advisers and Investment Advisory Fees..........................................15
         Other Principal Service Providers.......................................................................16
         Comparison of Business Structures.......................................................................17
         Terms of Reorganization.................................................................................17
         Board Consideration of the Reorganization...............................................................19
         Performance.............................................................................................23
         Material U.S. Federal Income Tax Consequences of the Reorganization.....................................24
         U.S. Federal Income Taxation of an Investment in an Acquiring Fund......................................25
         Fees and Expenses of the Reorganization.................................................................25
         Existing and PRO FORMA Capitalization...................................................................25

PROPOSAL 2:  APPROVAL OF AN INTERIM ADVISORY AGREEMENT...........................................................27

         Summary.................................................................................................27
         Terms of the Terminating Strong Advisory Agreement and the Interim Agreement............................27
         Approval of the Interim Agreement by the Board..........................................................33

PROPOSAL 3:  APPROVAL OF AN INTERIM SUB-ADVISORY AGREEMENT.......................................................33

         Summary.................................................................................................33
         Terms of the Interim Sub-advisory Agreement.............................................................33
         Approval of the Wells Capital Interim Sub-Advisory Agreement by the Board...............................35

INFORMATION ON VOTING............................................................................................35

OUTSTANDING SHARES...............................................................................................36

INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS..................................................................37

ANNUAL MEETING AND SHAREHOLDERS MEETINGS.........................................................................38

DISSENTERS' RIGHTS...............................................................................................39

EXHIBIT A:        EXPENSE SUMMARIES OF THE STRONG FUNDS AND ACQUIRING FUNDS.....................................A-1
EXHIBIT B:        COMPARISON OF INVESTMENT OBJECTIVES AND STRATEGIES............................................B-1

EXHIBIT C:        ADDITIONAL RISKS..............................................................................C-1

EXHIBIT D:        PORTFOLIO MANAGERS............................................................................D-1

EXHIBIT E:        AGREEMENT AND PLAN OF REORGANIZATION..........................................................E-1

EXHIBIT F:        FORM OF INTERIM INVESTMENT ADVISORY AGREEMENT.................................................F-1

EXHIBIT G:        FORM OF INTERIM INVESTMENT SUB-ADVISORY AGREEMENT.............................................G-1

                                  INTRODUCTION

      Wells Fargo & Company entered into a purchase agreement with Strong Financial Corporation ("SFC") on May 25, 2004 ("Asset Purchase Agreement") to acquire certain of the asset management arrangements of SCM, which is an affiliate of SFC and the investment adviser to the Strong Funds. SFC agreed to sell this part of its business to Wells Fargo & Company because SFC believes that, as a result of the sale, SCM's clients will receive significant benefits. Funds Management, which is the investment adviser to the Wells Fargo Funds, is a wholly owned subsidiary of Wells Fargo & Company ("Wells Fargo ") and provider of investment advisory services. SFC's sale of assets is contingent upon shareholder approval of the Reorganization, among other things. Assuming shareholder approval is obtained and the other conditions of the Reorganization Plan that govern the Reorganization are met, shareholders of each Strong Fund will become shareholders of the corresponding Wells Fargo Fund, with Funds Management serving as the investment adviser and Wells Capital serving as the sub-adviser.

                                   PROPOSAL 1:
               APPROVAL OF AN AGREEMENT AND PLAN OF REORGANIZATION

SUMMARY

      In August 2004, the Board unanimously voted to approve the Reorganization, subject to the satisfaction of certain Board approval conditions (which conditions were satisfied by mid-September, 2004) and subject to approval by shareholders of each Strong Fund and other closing conditions. In the Reorganization, each Strong Fund will transfer substantially all its assets to its corresponding Acquiring Fund, which will assume substantially all the liabilities of the Strong Fund. For a complete discussion of the liabilities that will be assumed by each Acquiring Fund, and the assets and liabilities that will be excluded and assigned to a liquidating trust, see the section entitled "Terms of Reorganization" in this Prospectus/Proxy Statement. Upon this transfer of assets and assumption of liabilities, the Acquiring Fund will issue shares to the Strong Fund, which shares will be distributed to shareholders in liquidation of the Strong Fund. Any shares you own of a Strong Fund at the time of the Reorganization will be cancelled and you will receive shares, generally in the same or a comparable Class, of the corresponding Acquiring Fund having a value equal to the value of your shares of the Strong Fund. The Reorganization is expected to be treated as a "reorganization" for U.S. federal income tax purposes, as discussed below under "Material U.S. Federal Income Tax Consequences of the Reorganization." If approved by shareholders, the Reorganization is expected to occur in the second quarter of 2005.

REASONS FOR THE REORGANIZATION

      In August 2004, the Board concluded that participation in the proposed Reorganization is in the best interests of each Strong Fund and its shareholders. As the Reorganization of the Strong Funds covered by this Prospectus/Proxy Statement is part of a broader reorganization of the entire Strong Funds complex, the matters and considerations described here were considered in the context of the broader reorganization. Not all of the matters and considerations were relevant to these variable annuity Strong Funds. In reaching the conclusion that the proposed Reorganization is in the best interests of each Strong Fund and its shareholders, the Board considered, among other things:

      1.    The reputation, financial strength and resources of Wells Fargo.

      2. The capabilities, practices, and resources of Funds Management and the other service providers to the Wells Fargo Funds.

      3. The viability of the Strong Funds absent approval of the proposed Reorganization.

      4. The broader product array of the more than 80 publicly available mutual funds in the Wells Fargo Funds family, and the expanded range of investment options and exchange opportunities available to shareholders.

      5.    The shareholder services offered by Wells Fargo.

      6. The relative compatibility of the investment objectives and principal investment strategies of the acquiring Wells Fargo Funds with those of the Strong Funds.

      7. The expected treatment of the Reorganization as a "reorganization" for U.S. federal income tax purposes.

      8. The anticipated effect of the Reorganization on per-share expense ratios, both before and after waivers, of the Strong Funds.

      9. The anticipated benefits of economies of scale for the Strong Funds and benefits to their shareholders of promoting more efficient operations and enabling greater diversification of investments.

      10. The anticipated retention by Wells Capital, the sub-adviser to most of the Wells Fargo Funds, of many of Strong's key investment management professionals.

      11. The undertaking by Funds Management and SFC to share equally all of the costs and expenses of preparing, printing, and mailing the Prospectus/Proxy Statement and related solicitation expenses for the approvals of the Proposals.

      The Board also concluded that as of that date the economic interests of the shareholders of the Strong Funds would not be diluted as a result of the proposed Reorganization, because the number of Acquiring Fund shares to be issued to Strong Fund shareholders will be calculated based on the respective net asset value of the Funds. For a more complete discussion of the factors considered by the Board in approving the Reorganization, see the section entitled "Board Consideration of the Reorganization" in this Prospectus/Proxy Statement.

COMPARISON OF CURRENT FEES AND PRO FORMA FEES

      The following table shows expense ratios for each Strong Fund, both before (gross) and after (net) any contractual expense waivers and reimbursements, and the PRO FORMA expense ratios for each Acquiring Fund, reflecting the anticipated effects of the Reorganization on the gross and net operating expense ratios. All expense ratios are as of June 30, 2004.

      Two levels of expense ratios are included in the table:

      a) Gross Expense Ratio - the total operating expenses of a fund, representing what a shareholder could POTENTIALLY pay if no waivers or expense reimbursements were in place.

      b) Net Expense Ratio - the expense level a shareholder can expect to ACTUALLY pay, taking into account any fee waivers or expense reimbursements to which a fund's adviser has CONTRACTUALLY committed. If no such waivers are in place, the Net Expense Ratio is the same as the Gross Expense Ratio.

      The table assumes that, when two or more Funds are being reorganized into one Acquiring Fund, all Funds approve the Reorganization and will reorganize into the resulting Acquiring Fund. The possibility exists that, in these situations, not all Funds will approve the Reorganization. FOR THESE SCENARIOS AND A BREAKDOWN OF THE SPECIFIC FEES CHARGED FOR ALL OF THE FUNDS AND MORE INFORMATION ABOUT EXPENSES, PLEASE SEE EXHIBIT A.

---------------------------------------------------------------------------------------------------------------------------
                                                CURRENT                                                      PRO FORMA
                                           -----------------                                             ------------------
                                            GROSS     NET                 ACQUIRING FUND /                GROSS      NET
       STRONG FUND / SHARE CLASS           EXPENSE   EXPENSE            UNNAMED SHARE CLASS              EXPENSE   EXPENSE
                                            RATIO    RATIO(1)                                             RATIO    RATIO(2)
---------------------------------------------------------------------------------------------------------------------------
STRONG DISCOVERY FUND II                    1.22%     1.187%       WFVT DISCOVERY FUND (NEW)              1.22%     1.15%
     INVESTOR CLASS
STRONG MID CAP GROWTH FUND II               1.49%     1.457%
     INVESTOR CLASS
---------------------------------------------------------------------------------------------------------------------------
STRONG MULTI CAP VALUE FUND II              1.51%     1.477%       WFVT MULTI CAP VALUE FUND (NEW)        1.36%     1.14%
     INVESTOR CLASS
---------------------------------------------------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II                                         WFVT OPPORTUNITY FUND (NEW)            1.17%     1.07%
     INVESTOR CLASS                         1.42%     1.387%
     ADVISOR CLASS                          1.37%     1.337%
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to the direction of the Board and certain regulatory settlements, SCM or its affiliates have contractually agreed to waive fees and/or absorb expenses in the amount of 0.033% from May 21, 2004 until May 21, 2005.

(2) Funds Management has contractually agreed to waive fees and/or reimburse expenses through April 30, 2007 to maintain the Net Expense Ratio shown.

      Funds Management has contractually agreed to maintain the PRO FORMA Net Expense Ratio shown for each of the Acquiring Funds through at least April 30, 2007. These contractual net expense ratios for the Acquiring Funds renew automatically upon expiration of the contractual commitment period unless terminated, and net expense ratios can only be increased upon approval by the Wells Fargo Funds' Board of Trustees.

      SCM or its affiliates have implemented a voluntary expense waiver for the Strong Funds that reduces the net expenses below a Fund's gross expense ratio. It is important to note that these voluntary waivers may be modified, reduced or terminated at any time, in which case a shareholder could potentially pay up to the gross expense ratios shown. For additional information on these voluntary waivers, see Exhibit A.

      In each of the Reorganizations listed above, the PRO FORMA Net Expense Ratio of the Acquiring Fund Class is expected to be equal to or lower than the Net Expense Ratio of the corresponding Strong Fund Class. In each of the Class Reorganizations, the Acquiring Fund Class is expected to have a PRO FORMA Gross Expense Ratio that is equal to or lower than the Gross Expense Ratio of the corresponding Strong Fund Class.

      For further discussion regarding the Board's consideration of the gross and net operating expense ratios of the Funds in approving the Reorganization, see the section entitled "Board Considerations of the Reorganization" in this Prospectus/Proxy Statement.

COMPARISON OF INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND
POLICIES

      The Wells Fargo Funds that are designated in the Notice of Meeting and the following charts as (NEW) have been created to acquire assets and assume liabilities of one or more Acquired Funds in the Reorganization. They have not yet commenced operations and will not have significant assets or liabilities until the closing of the Reorganization. Their investment objectives and strategies are similar to those of an Acquired Fund.

      In general, in light of similarities of investment objectives and strategies among the various pairings of Acquired Funds and Acquiring Funds, the proposed Reorganization is not expected to cause significant portfolio turnover or transaction expenses from the sale of securities due to incompatible investment objectives or strategies. The portfolio managers of the Acquired Funds may, however, sell some appreciated holdings to take advantage of capital loss carryforwards and may otherwise engage in some degree of portfolio repositioning.

      The Strong Funds have investment objectives that are classified as fundamental, which means that they cannot be changed without shareholder approval. The Wells Fargo Funds have investment objectives that are classified as non-fundamental, which means that the Wells Fargo Funds' Board of Trustees can change them without shareholder approval. Thus, the Reorganization will result in a change in the Strong Fund shareholders' right to vote to approve changes to the investment objectives of their Fund. With respect to other investment policies, the Strong Funds and the Wells Fargo Funds have substantially similar fundamental and non-fundamental investment policies.

      The following charts compare the investment objective and principal investment strategies of each Strong Fund and its corresponding Acquiring Fund, and describe the key differences between the Funds. Acquiring Fund names, objectives and principal strategies are in BOLD TYPE. The charts are presented in summary form and, therefore, do not contain all of the information that you should consider before voting on the Reorganization. A more detailed comparison of the Funds' investment objectives, strategies and other investment policies can be found in Exhibit B. You also can find additional information about a specific Fund's investment strategies and investment policies in its SAI. For more complete information, please read this entire document.

----------------------------------------------------------------------------------------------------------------------------
     FUND NAMES        OBJECTIVES        PRINCIPAL STRATEGIES               KEY DIFFERENCES
----------------------------------------------------------------------------------------------------------------------------
Strong Discovery       Seeks capital     The Fund may invest 100% of its     o    The WFVT Discovery Fund, like the
Fund II                growth.           assets in stocks or debt                 Strong Discovery Fund II, invests
                                         securities. The Fund invests in          principally in stocks or debt
                                         securities that its managers             securities of small- and
                                         believe offer attractive                 medium-capitalization companies,
                                         opportunities for growth. The            whereas the Strong Mid Cap Growth Fund
                                         Fund may invest up to 25% of its         II invests principally in stocks of
                                         assets in foreign securities. The        medium-capitalization companies.
                                         Fund usually invests in a           o    The WFVT Discovery Fund may invest
                                         diversified portfolio of common          up to 25% of its assets in foreign
                                         stocks from small- and                   securities through ADRs and similar
                                         medium-capitalization companies.         investments, as compared to both the
                                         Although the Fund may invest in          Strong Discovery Fund II and Strong Mid
                                         any economic sector, at times it         Cap Growth Fund II which each may
                                         may emphasize one or more                invest up to 25% of their assets
                                         particular sectors.                      directly or indirectly in foreign
---------------------------------------------------------------------------       securities.
Strong Mid Cap         Seeks capital     The Fund invests at least 80% of
Growth Fund II         growth.           its assets in stocks of
                                         medium-capitalization companies
                                         that the Fund's manager believes
                                         have favorable prospects for
                                         above average and sustainable
                                         growth of earnings and/or
                                         revenue. The Fund defines
                                         "medium-capitalization companies"
                                         as companies with a market
                                         capitalization substantially
                                         similar to that of companies in
                                         the Russell Midcap(R) Index at
                                         the time of investment. Although
                                         the Fund may invest in stocks of
                                         any economic sector, at times it
                                         may emphasize one or more
                                         particular sectors. The Fund may
                                         invest up to 25% of its assets in
                                         foreign securities.
---------------------------------------------------------------------------
WFVT DISCOVERY FUND    SEEKS LONG-TERM   THE FUND INVESTS AT LEAST 80% OF
(NEW)                  CAPITAL           ITS ASSETS IN SECURITIES OF
                       APPRECIATION.     SMALL- AND MEDIUM-CAPITALIZATION
                                         COMPANIES, WHICH ARE DEFINED AS
                                         THOSE WITH MARKET CAPITALIZATIONS
                                         EQUAL TO OR LOWER THAN THE
                                         COMPANY WITH THE LARGEST MARKET
                                         CAPITALIZATION IN THE RUSSELL
                                         MIDCAP(R) INDEX AT THE TIME OF
                                         INVESTMENT. THE FUND MAY INVEST
                                         UP TO 25% OF ITS ASSETS IN
                                         FOREIGN SECURITIES THROUGH ADRS
                                         AND SIMILAR INVESTMENTS.
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
     FUND NAMES       OBJECTIVES          PRINCIPAL STRATEGIES                  KEY DIFFERENCES
--------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap      Seeks long-term     The Fund invests at least 80% of     o    The WFVT Multi Cap Value Fund
Value Fund II         capital growth.     its assets in common stocks of            invests at least 80% of its assets in
                                          small-, medium-, and                      equity securities, whereas the Strong
                                          large-capitalization companies            Multi Cap Value Fund II invests at
                                          that the Fund's manager believes          least 80% of its assets in common
                                          are undervalued relative to the           stocks.
                                          market based on earnings, cash
                                          flow, or asset value. The Fund
                                          may invest up to 30% of its
                                          assets in foreign securities.
----------------------------------------------------------------------------
WFVT MULTI CAP        SEEKS LONG-TERM     THE FUND INVESTS AT LEAST 80% OF
VALUE FUND (NEW)      CAPITAL             ITS ASSETS IN EQUITY SECURITIES.
                      APPRECIATION.       THE FUND MAY INVEST UP TO 30% OF
                                          ITS ASSETS IN FOREIGN SECURITIES.

--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
       FUND NAMES          OBJECTIVES         PRINCIPAL STRATEGIES                KEY DIFFERENCES
---------------------------------------------------------------------------------------------------------------------------
Strong Opportunity Fund    Seeks capital      The Fund invests at least 70% of    o   The two Funds have substantially
II                         growth             its assets in equity securities.        similar investment objectives,
                                              The Fund invests primarily in           principal strategies and investment
                                              equity securities of medium-            policies, and invest in
                                              capitalization companies that the       substantially similar investments,
                                              Fund's managers believe are             except that the WFVT Opportunity
                                              underpriced, yet have attractive        Fund invests at least 80% of its
                                              growth prospects. The Fund may          assets in equity securities, whereas
                                              invest up to 25% of its assets in       the Strong Opportunity Fund II
                                              foreign securities.                     invests at least 70% of its assets
--------------------------------------------------------------------------------      in equity securities.
WFVT OPPORTUNITY FUND      SEEKS LONG-TERM    THE FUND INVESTS AT LEAST 80% OF
(NEW)                      CAPITAL            ITS ASSETS IN EQUITY SECURITIES.
                           APPRECIATION.      THE FUND MAY INVEST UP TO 25% OF
                                              ITS ASSETS IN FOREIGN SECURITIES.
---------------------------------------------------------------------------------------------------------------------------

COMMON AND SPECIFIC RISK CONSIDERATIONS

      Because of the similarities in investment objectives and policies, the Acquired Funds and the Acquiring Funds are, for the most part, subject to similar investment risks. The following discussion describes the principal risks that may affect the Funds' portfolios as a whole, and compares the principal risks associated with each Acquired Fund and its corresponding Acquiring Fund (in bold print). Information regarding the specific risks for each Fund, including which of the principal risks described below are applicable to each Fund, may be found below, as well as in the prospectus for each Acquired Fund and in Exhibit C for the Acquiring Funds. Each Fund is actively managed. There is no guarantee that the investment techniques and risk analyses used by each Fund's managers will produce the desired results. An investment in a Fund is not a bank deposit, and it is not insured or guaranteed by the FDIC or any other government agency.

      Active Trading. Funds that have an active trading investment strategy have a higher-than-average portfolio turnover ratio and increased trading expenses, and may generate higher short-term capital gains or losses.

      Derivatives. When derivatives are used by a Fund to hedge its exposure on a different security or asset, there is the risk to the Fund that movement in the value of the derivative and the hedged security or asset are not perfectly matched at all times (correlation risk). When investing in futures, the Fund is also exposed to the risk that the future value of the underlying asset (e.g., security or commodity) may be higher or lower than the agreed sale or purchase price, respectively, by the Fund (margin risk). When the Fund writes put and call options, the Fund is also exposed to the risk of future declines (in the case of a written put option) or future increases (in the case of a written call option) in the value of the underlying asset which the Fund has agreed to purchase or sell, respectively (cover risk). When purchasing options, the Fund is exposed to the potential loss of the option purchase price (premium risk). To the extent required by law, Funds using derivatives will cover resulting financial risks (including writing put and call options) either by holding the underlying assets, purchasing or selling offsetting positions, or designating liquid assets to cover such financial exposure. Derivatives (especially derivatives created in the "over-the-counter" market) are generally illiquid (liquidity risk), and the market for derivatives is largely unregulated. The use of derivatives may not always be a successful strategy, and using them could lower a Fund's return.

      Equity Securities. Funds that invest in equity securities are subject to equity market risk. This is the risk that stock prices will fluctuate and can decline and reduce the value of a Fund's portfolio. Certain types of stock and certain individual stocks selected for a Fund's portfolio may underperform or decline in value more than the overall market. Therefore, when you sell your investment, you may receive more or less money than you originally invested. Growth style stocks are selected in part based on their prospects for future earnings, which may not be realized. Also, there is no guarantee that stocks selected as "undervalued" using a value style approach will perform as expected. Funds that invest in small- and medium-capitalization companies ("smaller companies") and in foreign investments (including investments made through ADRs and similar investments) are subject to additional risks, including less liquidity and greater price volatility. Smaller companies may have more limited product lines, markets and financial resources, and more aggressive capital structures than large-capitalization companies ("larger companies"), and may be involved in rapidly growing or changing industries and/or new technologies. Stocks of smaller companies tend to be more volatile, have lower trading volume, and are less liquid than larger companies' stocks; and smaller companies generally have higher failure rates than larger companies.

      Foreign Securities. A Fund's investments in foreign and emerging market securities also are subject to special risks associated with international investing, including those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently than U.S. markets. Foreign companies also may be subject to significantly higher levels of taxation than U.S. companies thereby reducing their earnings potential. Direct investment in foreign securities involves exposure to other risks, including those related to fluctuations in foreign currency exchange rates, withholding (potentially confiscatory) or other taxes, trade settlement, custodial and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. Indirect investments in foreign securities, through ADRs and similar investments, involve exposure to all the foreign securities risks discussed above, except for the additional risks described for direct investments in foreign companies.

      Sector. To the extent a Fund invests in a particular sector, it is subject to the risks of that sector. Returns in an economic sector may trail returns from other economic sectors. As a group, sectors tend to go through cycles of doing better or worse than the securities market in general. These periods may last several years. In addition, the sectors that dominate the market will change over time. For more information on sector risk, consult the Funds' SAI.

      Small Company Securities. Funds that invest in small company securities are susceptible to several risks that are specific to this category of equity holdings. Stocks of small companies tend to be more volatile and less liquid than large company stocks. Some of these companies have no or relatively short operating histories, or are newly public companies. Some of these companies have aggressive capital structures, including high debt levels, or are involved in rapidly growing or changing industries and/or new technologies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

Strong Discovery Fund II/Strong Mid Cap Growth Fund II/WFVT DISCOVERY FUND

      All three of these Funds are primarily subject to the risks associated with active trading, and investments in equity securities, sector investments, and foreign securities, as described above. All of the Funds are subject to the risks associated with investing in smaller companies. While each Fund may invest up to 25% of its assets in foreign securities, the WFVT Discovery Fund may only invest in such securities through ADRs and similar investments. Thus the Fund is not exposed to the additional risks associated with direct investments in foreign securities.

Strong Multi Cap Value Fund II/WFVT MULTI CAP VALUE FUND

      Because the WFVT Multi Cap Value Fund will follow substantially similar investment policies and restrictions as the Strong Multi Cap Value Fund II, there are no material differences in the risks associated with investing in the Funds. Both Funds are primarily subject to the risks associated with investments in equity securities, sector investments, smaller companies, and derivatives, as described above. Each Fund is also subject to an express limitation on the amount it may invest in foreign securities (up to 30% of its assets).

Strong Opportunity Fund II/WFVT OPPORTUNITY FUND

      Because the WFVT Opportunity Fund will follow substantially similar investment policies and restrictions as the Strong Opportunity Fund II, there are no material differences in the risks associated with investing in the Funds. Both Funds invest in similar securities and have similar risks. Specifically, both Funds are primarily subject to the risks associated with investments in equity securities, as described above. In addition, both Funds are subject to the risks associated with investing in smaller companies and foreign securities. The Funds are also subject to the risks associated with investments in foreign securities. Each Fund is subject to an express limitation on the amount it may invest in foreign securities (up to 25% of its assets).

COMPARISON OF ACCOUNT FEATURES AND SERVICES

      The following compares the distribution arrangements, pricing policies, class structure, purchase and redemption policies, and distribution policies of the Strong Funds and Wells Fargo Funds.

      DISTRIBUTION ARRANGEMENTS. As the principal underwriter for the Strong Funds, Strong Investments, Inc. ("SII") uses its best efforts to distribute shares of the Funds on a continuous basis. Stephens Inc. ("Stephens") currently acts, and Wells Fargo Funds Distributor, LLC ("Funds Distributor") has been approved to act, beginning at or before the closing of the Reorganization, as the principal underwriter for the Wells Fargo Funds and each shall use its best efforts to distribute shares of the Fund on a continuous basis. Both Strong Funds and Wells Fargo Funds shares may be sold through broker-dealers and others who have entered into sales agreements with the principal underwriter. Shares are only offered and sold to the separate accounts of certain insurance companies. Investor Class and Advisor Class shares of the Strong Funds and the shares of the Wells Fargo Funds are offered for sale at the next determined net asset value per share ("NAV"). SII and SCM are affiliated. Funds Distributor and Funds Management are affiliated. Stephens is not affiliated with Funds Management.

      The Strong Opportunity Fund II, on behalf of its Advisor Class, has adopted a distribution and service plan (the "Plan") in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended ("1940 Act"). The Plan was adopted by the Board, including a majority of the Directors who were not "interested persons" (as defined under the 1940 Act) of the Funds and who had no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan. The Strong Opportunity Fund II is authorized to make payments to SII in connection with the distribution and shareholder services provided with respect to Advisor Class shares at the annual rate of 0.25% of the Strong Fund's average daily net assets attributable to those shares. Amounts received by SII under the Rule 12b-1 plan may be spent for any activities or expenses primarily intended to result in the sale of shares or the servicing of shareholders. The Fund's Rule 12b-1 plan is a compensation plan because payments under the plan are made for services rendered regardless of the level of expenditures made by SII.

      The Wells Fargo Funds have adopted a distribution plan (a "Plan") under
Section 12(b) under the 1940 Act and Rule 12b-1. The Plan was adopted by the Wells Fargo Funds Board, including a majority of the Trustees who were not "interested persons" (as defined under the 1940 Act) of the Funds and who had no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan. Under the Plan and pursuant to the related distribution agreement, the Funds pay Wells Distributor, on a monthly basis, an annual fee of 0.25% of the average daily net assets attributable to each Class as compensation for distribution-related services or as reimbursement for distribution-related expenses. The actual fee payable by the Class is determined, within such limits, from time to time by mutual agreement between the Wells Fargo Funds and Wells Distributor and will not exceed the maximum sales charges payable by mutual funds sold by members of the National Association of Securities Dealers, Inc. ("NASD") under the Conduct Rules of the NASD. Wells Distributor may enter into selling agreements with one or more selling agents (which may include Wells Fargo Bank, Funds Management and their affiliates) under which such agents may receive compensation for distribution-related services from Wells Distributor, including, but not limited to, commissions or other payments to such agents based on the average daily net assets of Fund shares attributable to their customers. Wells Distributor may retain any portion of the total distribution fee payable to compensate it for distribution-related services provided by it or to reimburse it for other distribution-related expenses. Because these distribution fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

      PRICING POLICIES. The NAV of a mutual fund, plus any applicable sales charges, is the price you pay for buying, selling, or exchanging shares of the fund. The NAV for the Strong Funds is calculated in the same manner as the NAV for the Wells Fargo Funds, although methods used to value the securities held by the Funds may be slightly different.

      The NAV for both the Strong Funds and Wells Fargo Funds is generally calculated as of the close of trading on the New York Stock Exchange ("NYSE") (usually, 4:00 p.m. Eastern Time) every day the NYSE is open. If the NYSE closes at any other time, or if an emergency exists, the NAV may be calculated at a different time. The NAV of each Class of shares of the Strong Funds and Wells Fargo Funds is calculated by taking the value of each Fund's its assets attributable to that Class, subtracting all its liabilities attributable to that Class, and dividing by the total number of shares outstanding of that Class. Expenses are accrued and applied daily when determining the NAV.

      Equity securities traded on a national securities exchange are valued each business day at the last sales price. Securities traded on the Nasdaq Stock market are valued each business day using the Nasdaq Official Closing Price ("NOCP"). Exchange-traded securities for which there were no transactions and Nasdaq-traded securities for which there is no NOCP are valued at the mean of the bid and ask prices. Other exchange-traded securities (generally foreign securities) are valued based on market quotations. If pricing service information or broker quotations are not readily available, the Fund may price those securities using fair value procedures approved by the Board. A Fund that uses fair value procedures to price securities may value those securities higher or lower than actual market quotations or higher or lower than other funds using their own fair value procedures to price the same securities. Debt securities may be valued by pricing services that utilize electronic data processing techniques to determine values for normal institutional-sized trading units of debt securities without regard to sale or bid prices when such techniques are believed to more accurately reflect the fair market value for such securities. Otherwise, bid and asked prices are used to determine the market value of debt securities. Any securities or other assets for which market quotations are not readily available are valued at fair value as determined by the Board. Debt securities having remaining maturities of 60 days or less may be valued by the amortized cost method when the Board determines that the fair value of such securities is their amortized cost. Some of a Fund's portfolio securities may be listed on foreign exchanges that trade on days when the NAV is not calculated. As a result, the value of a Fund's investments may change on days when shares may not be purchased or redeemed. In addition, a foreign exchange may not value its listed securities at the same time that the NAV is calculated. Events affecting the values of foreign securities that occur after the time a foreign exchange assigns a price to the foreign securities and before the time when the NAV is calculated, including movements of the domestic market, generally will be reflected in a Fund's NAV if Strong Investor Services, Inc. ("SIS"), under the supervision of the Board, determines that such events require fair valuation of those foreign securities that may be affected by the event.

      The Wells Fargo Funds investments are generally valued at current market prices. Securities are generally valued based on the last sale price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on the latest quoted bid prices. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the NOCP, and if no NOCP is available, then at the last reported sales price. The Wells Fargo Funds use fair value pricing methods to determine the values of certain investments, including if the Fund believes that the latest closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Fund calculates its NAV. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or quoted bid price but before a Fund calculates its NAV that materially affects the value of the security. The Wells Fargo Funds use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a market price is still reliable and, if not, what fair market value to assign to the security. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.

      In addition, the Strong Funds and the Wells Fargo Funds may not use the same pricing services, which could result in pricing differences at the time of the Reorganization.

      See the Strong Funds and Wells Fargo Funds SAIs, which are incorporated by reference herein, for further information.

      CLASS STRUCTURE. The Strong Funds may offer up to two share classes (Investor and Advisor), each with a different combination of fees, eligibility requirements and other features. The Wells Fargo Funds offer a single class of shares. You can purchase shares of the Strong Funds and Wells Fargo Funds at the offering price, which is the NAV without an up-front sales charge.

      PURCHASE AND REDEMPTION POLICIES. Only separate accounts established and maintained by insurance companies for purposes of funding variable annuity and variable life insurance contracts may invest in the Strong Funds and Wells Fargo Funds. For instructions on how to direct a separate account to purchase shares in the Fund, please refer to the prospectus of the insurance company's separate account. Sales charges may apply to the variable annuity or variable life insurance contract, which should be described in the prospectus of the insurance company's separate account. Contract owners should refer to the withdrawal or surrender instructions in the prospectus of the separate account for instructions on how to redeem shares.

      On April 6, 2001, the Strong Discovery Fund II was closed to new participation agreements. The WFVT Discovery Fund will be open to new participation agreements.

      For more information on purchase, redemption, and exchange policies, please see the Strong Funds prospectuses and SAIs and the Wells Fargo Funds SAIs, which are incorporated by reference into this Prospectus/Proxy Statement.

      DISTRIBUTION POLICIES. To the extent they are available, the Strong Funds and the Wells Fargo Funds make distributions of any net investment income and any net realized capital gains at least annually. Distributions are automatically reinvested in additional shares of the Fund.

      GENERAL. Certain other Wells Fargo Funds services and fees may be different than those of the Strong Funds. For more information, please read the Strong Funds prospectuses and SAIs and the Wells Fargo Funds SAIs, which are incorporated by reference herein.

COMPARISON OF INVESTMENT ADVISERS AND INVESTMENT ADVISORY FEES

      Funds Management, a registered investment adviser, will assume primary investment advisory responsibilities for the new Funds when they commence operations. Funds Management is responsible for implementing the investment policies and guidelines for the Wells Fargo Funds, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Wells Fargo Funds. Thus, by approving the Reorganization, shareholders of the Strong Funds are, in effect, approving the existing advisory arrangement between Funds Management and each Acquiring Fund. Funds Management was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank and is an affiliate of Wells Fargo Bank. Wells Fargo Bank, which was founded in 1852, is the oldest bank in the western United States, and one of the largest banks in the United States. As of June 30, 2004, Funds Management managed over $76 billion in mutual fund assets.

      SCM, a Wisconsin corporation, is a registered investment adviser that has provided investment advice and management services for mutual funds and other investment portfolios, and individual and institutional accounts, such as pension and profit-sharing plans, since 1974. SCM currently serves as the investment adviser to each Strong Fund and, in such capacity, is responsible for the day-to-day investment management activities of the Funds. As of June 30, 2004, SCM had over $31.5 billion in assets under management. Wells Capital, an affiliate of Funds Management, expects to engage a majority of the investment professionals that currently manage the Strong Funds to provide management services at the closing of the transaction contemplated by the Asset Purchase Agreement ("Transaction").

      The following chart highlights the annual contractual rate of investment advisory fees payable by each Strong Fund and Acquiring Fund as a percentage of average daily net assets.

        ----------------------------------------------------------------------
        STRONG FUND/ACQUIRING FUND          ADVISORY FEE (CONTRACTUAL)
        ----------------------------------------------------------------------
        Strong Discovery Fund II            1.00%(1)

        WFVT DISCOVERY FUND (NEW)           0.75%   $0 - $499 million
                                            0.70%   $500 - $999 million
                                            0.65%   $1 billion - $2.99 billion
                                            0.625%  $3 billion - $4.99 billion
                                            0.60%   $5 billion and above
        ----------------------------------------------------------------------
        Strong Mid Cap Growth Fund II       0.75%   $0 - $4 billion
                                            0.725%  next $2 billion
                                            0.70%   $6 billion and above

        WFVT DISCOVERY FUND (NEW)           0.75%   $0 - $499 million
                                            0.70%   $500 - $999 million
                                            0.65%   $1 billion - $2.99 billion
                                            0.625%  $3 billion - $4.99 billion
                                            0.60%   $5 billion and above
        ----------------------------------------------------------------------
        Strong Multi Cap Value Fund II      0.75%   $0 - $4 billion
                                            0.725%  next $2 billion
                                            0.70%   $6 billion and above

        WFVT MULTI CAP VALUE FUND (NEW)     0.75%   $0 - $499 million
                                            0.70%   $500 - $999 million
                                            0.65%   $1 billion - $2.99 billion
                                            0.625%  $3 billion - $4.99 billion
                                            0.60%   $5 billion and above
        ----------------------------------------------------------------------
        Strong Opportunity Fund II          0.75%   $0 - $4 billion
                                            0.725%  next $2 billion
                                            0.70%   $6 billion and above

                                            0.75%   $0 - $499 million
        ----------------------------------------------------------------------

        ----------------------------------------------------------------------
        STRONG FUND/ACQUIRING FUND          ADVISORY FEE (CONTRACTUAL)
        ----------------------------------------------------------------------
        WFVT OPPORTUNITY FUND (NEW)         0.70%   $500 - $999 million
                                            0.65%   $1 billion - $2.99 billion
                                            0.625%  $3 billion - $4.99 billion
                                            0.60%   $5 billion and above
        ----------------------------------------------------------------------

(1) The Discovery Fund II's advisory fee includes the fee for administrative services in addition to advisory services.

      Wells Capital, a wholly-owned subsidiary of Wells Fargo Bank, and an indirect wholly-owned subsidiary of Wells Fargo will provide sub-advisory services to each of the Acquiring Funds. As of June 30, 2004, Wells Capital provided advisory services for over $124 billion in assets.

OTHER PRINCIPAL SERVICE PROVIDERS

      The following is a list of principal service providers for the Strong Funds and the Acquiring Funds:

-------------------------------------------------------------------------------------------------------
                                          SERVICE PROVIDERS(1)

SERVICE                   STRONG FUNDS                            WELLS FARGO FUNDS
-------------------------------------------------------------------------------------------------------
INVESTMENT ADVISER        Strong Capital Management, Inc.         Wells Fargo Funds Management, LLC
                          P.O. Box 2936                           525 Market Street
                          Milwaukee, WI 53201                     San Francisco, CA 94105

SUB-ADVISER                                                       Wells Capital Management
                                                                  525 Market Street
                                                                  San Francisco, CA 94105

DISTRIBUTOR               Strong Investments, Inc.                Stephens Inc.(2)
                          P.O. Box 2936                           111 Center Street
                          Milwaukee, WI 53201                     Little Rock, AR  72201


ADMINISTRATOR             Strong Investor Services, Inc.          Wells Fargo Funds Management, LLC
CUSTODIAN                 State Street Bank and Trust Company     Wells Fargo Bank, N.A.
                                                                  6th Street & Marquette
                                                                  Minneapolis, MN 55479

FUND ACCOUNTANT           Strong Investor Services, Inc.(3)       PFPC, Inc.

TRANSFER AGENT AND        Strong Investor Services, Inc.          Boston Financial Data Services, Inc.
DIVIDEND DISBURSING
AGENT

FUND COUNSEL              Godfrey & Kahn, S.C.                    Morrison & Foerster LLP
                          780 North Water Street                  2000 Pennsylvania Avenue, NW
                          Milwaukee, WI 53202                     Washington, DC 20036

----------
(1) If the Proposals are approved, the Strong Funds are expected to transition from their current service providers to the Wells Fargo Funds' service providers during the first quarter of 2005.

(2) Stephens Inc. currently acts, and Wells Fargo Funds Distributor, LLC has been approved to act beginning at or before the closing of the Reorganization, as the distributor for the Wells Fargo Funds.

(3) Strong Investor Services, Inc. has contracted with State Street Bank & Trust Company to provide a number of fund accounting services to the Strong Funds.

If the Proposals are approved by shareholders, it is expected that the Strong Funds will transition from most of their other current service providers to the Wells Fargo Funds' service providers during the first quarter of 2005.

COMPARISON OF BUSINESS STRUCTURES

      Federal securities laws largely govern the way mutual funds operate, but they do not cover every aspect of a fund's existence and operation. State law and each Fund's governing documents create additional operating rules and restrictions that the Funds must follow. The Strong Funds are organized as series of Wisconsin corporations whose operations are governed by their Articles of Incorporation and By-laws and applicable Wisconsin law. The Wells Fargo Funds, series of Wells Fargo Variable Trust, are organized as Delaware statutory trusts and are governed by its Declarations of Trust and By-laws (if applicable) and applicable Delaware law. The difference between operating as a series of a Wisconsin corporation or a Delaware statutory trust is not expected to significantly affect the operation of any Strong Fund or change the responsibilities, powers or fiduciary duty owed to shareholders by a Fund's board of directors or trustees and officers.

      Under Wisconsin and Delaware law, corporations and statutory trusts, respectively, are operated by their boards of directors or trustees and by officers appointed by the board. Wells Fargo Variable Trust has different Trustees and Officers than the Directors and Officers of the Strong Funds. For more information about the current Directors and Officers of the Strong Funds and the Trustees and Officers of the Wells Fargo Variable Trust, consult the current Strong Funds and Wells Fargo Funds SAIs.

      Under Delaware law, shareholders of a statutory trust have the right to vote on matters as specified in the declaration of trust and by-laws, if any. The Declaration of Trust for Wells Fargo Variable Trust requires shareholder approval of a matter only if required under the federal securities laws or if the board decides to submit the matter to shareholders; and permits the board of trustees to amend the Declaration of Trust without shareholder approval unless the federal securities laws expressly require it. In contrast, under Wisconsin law, shareholders of a corporation have the right to vote on various significant matters. Among other things, Strong Fund shareholders have voting rights with respect to certain matters, such as mergers and consolidations, certain amendments to the Articles of Incorporation, and the sale of assets other than in the regular course of business. Thus, there are certain matters that Wells Fargo Variable Trust's Board of Trustees is able to accomplish without obtaining shareholder approval which the Strong Funds' Board is not able to accomplish without shareholder approval.

      Delaware law provides that shareholders of the Wells Fargo Funds shall be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit. The courts of some states, however, may decline to apply Delaware law on this point. In addition, the Declaration of Trust provides for indemnification out of the Fund's property of any shareholder or former shareholder held personally liable for the obligations of the Fund solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason. Under Delaware law and Variable Trust's Declaration of Trust, the trustees and officers of Variable Trust are indemnified against liabilities and expenses incurred in connection with proceedings relating to their positions as such, absent disabling conduct.

      Under Wisconsin law and the Strong Funds' Bylaws, each Strong Fund is required to indemnify its officers and directors against liabilities and expenses incurred in connection with proceedings relating to their positions as officers or directors, except under certain limited circumstances involving wrongful conduct by the officers or directors. In addition, each Strong Fund has agreed to indemnify its directors who are not "interested persons," as defined in the 1940 Act, against all liability and expenses reasonably incurred or paid by such director in connection with any proceeding in which the director is involved by virtue of being a director of the Strong Fund. In addition, Section 180.0622(2)(b) of the Wisconsin statutes provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months' service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof. The Strong Funds have only one employee.

TERMS OF THE REORGANIZATION

      In each Reorganization, an Acquiring Fund will acquire substantially all of the assets and assume substantially all of the liabilities of its corresponding Acquired Fund in exchange for shares of equal value of such Acquiring Fund. Each Reorganization is governed by the Reorganization Plan, a copy of which is attached as Exhibit E.

      The Reorganization Plan specifies the method of determining the net value of each Acquired Fund's assets and the net asset value of each Acquiring Class share. Wells Fargo will determine the number of shares of each Acquiring Class to issue by dividing the net value of the acquired assets attributable to the corresponding Acquired Class by the net asset value of one Acquiring Class share. To determine the net asset value of the Acquiring Fund shares to be delivered, and the net value of the Acquired Assets being conveyed, the parties will use the standard valuation methods used by Wells Fargo Funds in determining daily net asset values.

      The Acquired Fund will distribute the Acquiring Fund shares it receives in the Reorganization to its shareholders. Shareholders of record of each Acquired Fund will be credited with shares of the corresponding Class of the corresponding Acquiring Fund having an aggregate value equal to the Acquired Fund shares that the shareholder held immediately prior to the Effective Time. As soon as reasonably practicable following the steps described above, each Acquired Fund shall be liquidated and dissolved, transferring the Excluded Assets and Excluded Liabilities to a new trust, the Successor Trust. Excluded Assets, Excluded Liabilities and Successor Trust are defined in the Reorganization Plan.

      As defined, Excluded Assets and Excluded Liabilities essentially include, without limitation, rights, claims or liabilities relating to allegations of mutual fund trading abuses and related matters contained in a complaint filed by the New York Attorney General and settled September 3, 2003 against Canary Capital Partners, LLC and various related defendants including certain shareholder class actions and derivative actions, any litigation or other proceeding arising out of the same or similar allegations, or any litigation or other proceeding arising out of any investigations or other matters known to Strong Funds, and any personal trading in mutual funds by Richard S. Strong. Excluded Assets include rights to receive insurance proceeds, if any, and indemnification payments, if any, from SFC, relating to these matters. The Successor Trust is intended to resolve claims related to the Excluded Assets and Excluded Liabilities.

      Upon resolution by the Successor Trust of these claims, the proceeds from an Acquired Fund's Excluded Assets may exceed the amount of its Excluded Liabilities. If so, the Successor Trust will distribute net proceeds to shareholders or former shareholders in a manner that is consistent with applicable law or regulation, as directed by a court or claims administrator in connection with resolving such claims, or otherwise in a manner consistent with the fiduciary duties of the Successor Trust's trustees. There can be no assurance that any such proceeds will be received or that they will exceed the amount of Excluded Liabilities.

      Under applicable state laws, in the event that an Acquired Fund's Excluded Assets were not sufficient to satisfy all of its Excluded Liabilities, the Acquired Fund's directors could have personal liability for the amount of the unsatisfied liabilities. SFC has agreed to indemnify the Acquired Fund's directors against any such personal liability.

      Until the closing of the Transaction (currently expected to occur on or about December 31, 2004), either the Strong Funds Board or the Board of Trustees of Wells Fargo Variable Trust may terminate the Reorganization Plan with respect to any Acquired Fund or Acquiring Fund by notice to the other party if that Board determines that the consummation of the Reorganization is not in the best interests of its Fund's shareholders. After the closing of the Transaction, however, a party's Board may not terminate the Reorganization Plan with respect to any Acquiring Fund or Acquired Fund, even if that Board determines that the consummation of the Reorganization is no longer in the best interests of its Fund's shareholders, or that the interests of shareholders would be diluted as a result of the Reorganization, but rather only if the conditions to its Fund's obligations to consummate the Reorganization are not satisfied or waived. Because a period of time is expected to elapse between the closing of the Transaction and the expected consummation of the Reorganization (currently expected to occur on or about April 8, 2005), there is a risk that circumstances may change such that consummation of a Fund's Reorganization is no longer believed by a Board to be in the best interests of a participating Fund's shareholders, or such that the interests of shareholders would be diluted as a result of the Reorganization, but that Fund is still required to consummate the Reorganization.

      Completion of the Reorganization is subject to numerous customary conditions set forth in the Reorganization Plan. An important condition to closing is that the parties receive a tax opinion that concludes, among other things, that each Reorganization will qualify as a "reorganization" for U.S. federal income tax purposes. As such, the Reorganizations will not be taxable for such purposes to the Acquired Funds, the Acquiring Funds, or the Acquired Funds' shareholders. Certain other U.S. federal income tax consequences of the Reorganizations are discussed in detail under the heading "Material U.S. Federal Income Tax Consequences of the Reorganization." The closing also is conditioned on the parties delivering and receiving the necessary documents to transfer assets and liabilities in exchange for shares of the Acquiring Funds. Following the closing, each Acquired Fund, and the corporation of which it is a series, will be dissolved under applicable state law.

BOARD CONSIDERATION OF THE REORGANIZATION

      In December 2003, the Board was informed by SCM that SFC had retained Goldman Sachs and Co. to assist in a search for a buyer of SFC's investment advisory business. In early March 2004, SCM reported to the Board that SFC and Wells Fargo were working toward a definitive agreement whereby SFC's investment advisory business would be acquired by Wells Fargo. On March 8, 2004, Funds Management made an initial presentation to the Board regarding its asset management and investment products distribution businesses. The presentation included Funds Management's preliminary ideas on combining the Wells Fargo Funds and the Strong Funds into a single mutual fund complex.

      In May 2004, the Board retained an independent financial consultant, Bobroff Consulting, to help with its evaluation and negotiation of the Funds Management proposal concerning the Strong Funds. The Board's independent financial consultant was asked to evaluate the overall advisory and distribution capability of Wells Fargo, including its ability to support the Strong Funds' existing distribution arrangements. The Board's independent financial consultant also was asked to evaluate the proposed Reorganization and restructurings, including, where applicable, the appropriateness of the proposed reorganization candidates, the quality of the investment performance records, the compatibility of investment styles, the level of expenses after giving effect to the proposed Reorganization, and the impact of the Reorganization on Strong Funds tax attributes such as capital loss carryforwards.

      On May 20, 2004, the Board met again with representatives of Wells Fargo. The Board's independent financial consultant also attended this meeting. At this meeting, Wells Fargo presented preliminary materials on proposed distribution arrangements and strategies, service providers, expense structures and Fund Reorganizations. The Board also met with the Chief Investment Officer of Wells Capital and members of certain Wells Capital investment teams, and received updates on which SCM investment managers had agreed to join Wells Fargo after the closing of the Transaction. Following the May meeting, the Board and its independent financial consultant received additional information regarding the matters covered in the Wells Fargo presentation, including the proposed Fund Reorganizations.

      After the May meeting, the Board conducted certain reviews with the assistance of the Board's independent legal counsel and counsel to the Strong Funds. The reviews covered the Wells Fargo Funds, Funds Management and each Wells Fargo entity that provides or was proposed to provide services to the Wells Fargo Funds after giving effect to the Reorganization. With respect to the Wells Fargo Funds, the review included, among other things, (a) organizational documents, (b) certain documents filed with the U.S. Securities and Exchange Commission, (c) certain service provider contracts, (d) certain materials related to the registration of shares, (e) certain materials concerning regulatory matters, (f) certain materials concerning insurance and (g) certain fund policies and procedures. With respect to Funds Management and its affiliates, the review included, among other things, (a) certain organizational documents, (b) certain materials concerning regulatory matters, (c) various aspects of investment management and fiduciary compliance, (d) various aspects of risk management processes and procedures, (e) various aspects of brokerage and trading practices, (f) certain personnel matters, (g) certain materials concerning insurance, (h) certain financial statements and (i) various aspects of administrative systems. Both sets of counsel prepared written reports for the Board about the review that had been performed.

      On June 23, 2004, the Board and its independent financial consultant again met with representatives of Wells Fargo. At this meeting, Wells Fargo presented additional information regarding the proposed Fund Reorganizations and various distribution matters. The proposal contemplated that only one Fund in the Strong Funds complex would not be merged into the Wells Fargo Fund complex. The proposal also stated that, based on current assumptions, total Fund expenses for Strong Funds shareholders would be reduced by $5.8 million, after giving effect to the proposed Reorganizations and assuming current asset levels. The proposal noted that this reduction did not include the expense reduction the Board had obtained from SCM in May 2004, when the investment advisory agreements with SCM were renewed.

      During July 2004, members of the Board conducted interviews of the lead portfolio managers of each investment team from Wells Fargo and its affiliates who were proposed to manage significant Strong Fund assets after the Reorganizations. The Board also received progress reports from its independent financial consultant.

      Another meeting of the Board, the Board's independent financial consultant and representatives of Wells Fargo was held on July 26, 2004. At this meeting, the Board received an updated presentation from Wells Fargo on the proposed Reorganizations and certain pricing matters. Following the meeting, the Board directed its independent financial consultant to engage in further negotiations with Wells Fargo to reduce fees on a number of the proposed Reorganizations. As a result, further fee reductions were achieved.

      The Board and its independent financial consultant met again with representatives of Wells Fargo on August 12, 2004, at which time Wells Fargo delivered its final presentation on the proposed Reorganizations. That presentation stated that Wells Fargo would cap, through April 30, 2007, total Fund operating expenses at the levels contained in the presentation. The presentation also stated that, based on current assumptions, the total annual operating expense ratio reduction to Strong Funds shareholders would be at least $6 million, after giving effect to the proposed Reorganizations. The presentation noted that this reduction (which includes the total Fund expense reduction described above) did not include the expense reduction the Board had obtained from SCM in May 2004 when the investment advisory agreements with SCM were renewed. The materials provided by Wells Fargo to the Board also included information on the investment objectives and the strategies of the Wells Fargo Funds, comparative operating expense ratios and performance information, and an analysis of the projected benefits to Strong Fund shareholders from the proposed Reorganizations and assuming current asset levels.

      The Board's independent legal counsel and Strong Fund counsel also made oral presentations to the Board at the August meeting, summarizing the results of their reviews. The Board's independent financial consultant also delivered a written report for the Board and made an oral presentation to the Board detailing their work, findings and conclusions. The independent financial consultant's report included, among other things, fee and expense comparisons and a review of investment performance records and the compatibility of investment styles. The report also included information about Wells Fargo's plans to support and maintain the no-load funds and both direct and intermediary marketing efforts.

      Also at the August meeting, in response to the Board's request based on its review, Wells Fargo agreed to change one of the proposed Acquiring Fund candidates. The Chief Compliance Officer of the Wells Fargo Funds made a presentation to the Board on Funds Management's compliance organization.

      On August 13, 2004, the Strong Funds Board of Directors unanimously determined that the Reorganizations were in the best interests of the shareholders of each Strong Fund and each Strong Fund, and that as of that date the interests of the existing shareholders of each Strong Fund would not be diluted as a result of the Reorganizations. The Board's decision was subject to certain conditions. Those conditions were satisfied by mid-September 2004. No member of the Board is an "interested person" (within the meaning of the 1940
Act) of the Strong Funds, SFC or SCM.

      In determining whether to approve the Reorganization Plan and to recommend approval of the Reorganization to shareholders of the Strong Funds, the Board made inquiries into a number of matters and considered the following, among other things:

(i) the Board's desire to preserve for Strong Funds shareholders as much as possible the portfolio management, shareholder services and shareholder interface they currently enjoy, as well as access to the wide array of funds they currently enjoy;

(ii) the decision by SFC to sell much of SCM's investment management business, and the decision by Wells Capital to employ many of the key investment management professionals who previously managed the Strong Funds and to preserve the Strong Funds' current customer call center and other shareholder services;

(iii) Strong and its affiliates' agreement to provide continuing administrative and operational services to the Strong Funds during the interim period until the conversion to Wells Fargo's third-party providers;

(iv) the anticipated effect of the Reorganization on per-share expense ratios, both before and after waivers, of the Strong Funds, including that Funds Management had agreed to cap overall Fund expense ratios through April 30, 2007 (the Board also noted that after that two year period, Fund expense ratios could increase only with the approval of the Board of the Wells Fargo Funds), that Funds Management would be bound by the fund expense reductions that are part of SCM's recent regulatory settlements and that certain funds were expected to benefit from economies of scale as a result of reaching breakpoints in fee schedules;

(v) the investment management fee and other fees paid by the Wells Fargo Funds, and the historical and projected expense ratios of the Wells Fargo Funds as compared with those of the Strong Funds and industry peer groups;

(vi) the historical investment performance records of the Strong Funds and the Wells Fargo Funds, relative to each other and relative to peer groups;

(vii) the anticipated benefits of economies of scale for the Strong Funds and benefits to their shareholders of promoting more efficient operations and enabling greater diversification of investments--for more information on this consideration see "Gross and Net Operating Expense Ratios of the Funds" below;

(viii) the current circumstances of SFC, SCM and the Strong Funds, including the recent regulatory investigations and settlements involving market timing, the litigation pending on the same and related matters, the continued substantial outflows from the Funds since September 2003, and the continued departure of personnel (including portfolio managers) from SCM and other affiliated Strong service providers to the Funds since September 2003;

(ix) that the Strong transfer agent is required to cease operating as a transfer agent within one year after the regulatory settlements;

(x)      the apparent lack of favorable alternatives;

(xi) the terms and conditions of the Reorganization and whether the Reorganization would result in dilution of shareholder interests;

(xii) the potential benefits to Strong Funds' shareholders resulting from the Strong Funds' access to the larger distribution network and capability of the Wells Fargo Funds;

(xiii) the Board's understanding of Wells Fargo's plans concerning direct and intermediary marketing, support for the no-load funds, shareholder services including web-based services, and shareholders' ability to hold fund shares, after the Reorganization, in "no transaction fee" platforms.

(xiv) the viability of the Strong Funds absent approval of the proposed Reorganization;

(xv) the relative compatibility of the investment objectives, policies and restrictions of the Strong Funds and their corresponding Wells Fargo Funds;

(xvi) the service features and investment options available to shareholders of the Strong Funds and the Wells Fargo Funds;

(xvii)   the reputation, financial strength and resources of Wells Fargo;

(xviii) the capabilities, practices and resources of Funds Management and the other service providers to the Wells Fargo Funds;

(xix) the qualifications and experience of the personnel at Funds Management that are involved with the Wells Fargo Funds;

(xx)     the shareholder services offered by Wells Fargo;

(xxi) the regulatory review of the Wells Fargo Funds and Funds Management conducted by the Board;

(xxii) that the expenses of the Reorganization would not be borne by Strong Funds' shareholders; and

(xxiii) the expected treatment of the Reorganization as a "reorganization" for U.S. federal income tax purposes.

         Some of the above factors, which served as the basis for the Board's determination to approve the Reorganization, are discussed in greater detail below.

         As the Reorganization of the Strong Funds covered by this Prospectus/Proxy Statement is part of a broader reorganization of the entire Strong Funds complex, the matters and considerations described here were considered in the context of the broader reorganization. Not all of the matters and considerations were relevant to these variable annuity Strong Funds.

o     GREATER PRODUCT ARRAY AND ENHANCED RANGE OF INVESTMENT OPTIONS.

      Investors in Wells Fargo Funds enjoy a wide array of investment options and strategies. At the closing of the Reorganization, the Wells Fargo Funds family is expected to have over 115 publicly offered funds, including equity funds, international and emerging markets funds, asset allocation funds, tax-free funds, income funds and money market funds. This broad range of investment options will permit an investor in Wells Fargo Funds to diversify his or her investments and to participate in investment styles currently prevalent in the market. Shareholders are free, with a few exceptions, to make exchanges of the same class of shares between Wells Fargo Funds without additional charge. Thus, if the Reorganization is approved, Strong Fund shareholders will have increased investment options and greater flexibility to change investments through exchanges. Such exchanges generally are taxable. Absent approval of the proposed Reorganization, the alternatives available to the Strong Funds are limited and may include the engagement of another investment adviser or liquidation.

o     WELLS FARGO FUNDS SHAREHOLDER SERVICE CAPABILITIES

      With over $76 billion in assets under management, as of June 30, 2004, Wells Fargo Funds is the 28th largest fund company in the United States. In addition, the scale and financial resources of Funds Management allows Wells Fargo Funds to provide increased sales and service capabilities to Fund shareholders and their financial intermediaries. Investors in Wells Fargo Funds have access to a highly rated telephone service operation (for both shareholders and their financial intermediaries), automated services, and Internet services. Further, Funds Management provides convenient branch locations and access to other financial products and services. These shareholder services will be available to Strong Fund shareholders if the Reorganization is approved. In addition, the Strong Funds call center is expected to remain in place to serve shareholders.

o     GREATER ECONOMIES OF SCALE

      Wells Fargo Funds and the Strong Funds have the potential to benefit from greater economies of scale by, among other things, having a larger group of funds with greater assets, thereby reducing certain fixed costs (such as legal, compliance and board of director/trustee expenses) as a percentage of Fund assets. In addition, as a result of the Reorganization, certain Funds are expected to benefit from economies of scale as a result of reaching breakpoints in fee schedules.

o     PORTFOLIO MANAGEMENT

      Wells Fargo Funds has depth in its investment management personnel provided by Funds Management and the various sub-advisers that run the day-to-day operations of the Wells Fargo Funds. Also, Wells Capital has agreed to hire the small cap, mid cap core, mid cap growth, all cap value, all cap growth, large cap growth, Asia Pacific, and fixed income portfolio management teams that manage certain of the Strong Funds, and those portfolio managers will continue to manage many of the Strong Funds as employees of Wells Capital, rather than as employees of SCM.

o     COMPATIBLE OBJECTIVES AND INVESTMENT STRATEGIES

      As discussed in the section entitled "Comparison of Investment Objectives, Principal Investment Strategies and Policies," each Acquiring Fund and corresponding Strong Fund generally has compatible investment objectives and strategies. As a result, the proposed Reorganization, based on current facts, is not expected to cause significant portfolio turnover or transaction expenses from the sale of securities that are incompatible with the investment objective(s) of the Acquiring Fund. It also is not expected to significantly alter the risk/potential return profile of any shareholder's investment except as described in the comparison section. Further, the continuation of the portfolio management teams for the Strong Discovery Fund II, Strong Multi Cap Value Fund II, and Strong Opportunity Fund II as the management teams of the corresponding Wells Fargo Funds is expected to maintain a consistent investment style between those Strong Funds and their corresponding Wells Fargo Funds.

o     COMPARATIVE PERFORMANCE

      Shareholders can consult the chart under the heading "Performance" in this Prospectus/Proxy Statement for Fund specific performance comparisons. In the Reorganizations involving the Strong Discovery Fund II, Strong Multi Cap Value Fund II, and Strong Opportunity Fund II, the Acquiring Fund will assume the financial history, including the performance history, of the predecessor Strong Fund at the closing of the Reorganization. Also, in each other Reorganization, the Acquiring Fund generally has comparable or better performance than the corresponding Strong Fund.

o     GROSS AND NET OPERATING EXPENSE RATIOS OF THE FUNDS

      The Board also considered the net and gross operating expense ratios for each Strong Fund and corresponding Acquiring Fund and noted the potential for future savings and reductions. For each Reorganization, the Acquiring Fund has a lower net operating expense ratio than the Strong Fund.

o     TAX-FREE REORGANIZATION

      The Board also considered each expectation that the Reorganization will be treated as a "reorganization" for U.S. federal income tax purposes. As such, the Reorganizations will not be taxable for such purposes to the Acquiring Funds, the Acquired Funds or their shareholders. Regardless of whether the Reorganizations so qualify, holders of Acquired Fund shares through variable annuity and life insurance contracts will not be affected by the Reorganizations for such purposes.

o     EXPENSES OF THE REORGANIZATION

      Funds Management and SFC share equally all of the costs of preparing, printing, and mailing the Prospectus/Proxy Statement and related solicitation expenses for the approvals of the Proposals, so shareholders of the Strong Funds and Acquiring Funds will not bear these costs.

PERFORMANCE

      The following table shows the average annual total returns of the Strong Funds and the Acquiring Funds for 1, 5 and 10 years or since inception, as applicable, as of June 30, 2004. Performance information for the WFVT Discovery Fund, WFVT Strong Multi Cap Value Fund, and WFVT Opportunity Fund is the same as for their corresponding Strong Funds because they are new Funds with no assets that will assume the financial history of their corresponding Strong Fund at the closing of the Reorganization. For more information regarding the total returns of each of the Acquiring Funds, see your Strong Funds prospectus. Of course, past performance does not predict future results. All returns reflect the effect of fee waivers. Without these fee waivers, the average annual total returns for the Funds would have been lower.

        ---------------------------------------------------------------------------------------
                                                                                  10-YEAR OR
        FUND/CLASS (INCEPTION DATE)                   1-YEAR       5-YEAR       SINCE INCEPTION
        ---------------------------------------------------------------------------------------
        Strong Mid Cap Growth Fund II (12-31-96)
        ---------------------------------------------------------------------------------------
             Investor Class(1) (12-31-96)             17.50%       -4.92%           6.95%
        ---------------------------------------------------------------------------------------

        Strong Discovery Fund II/
        WFVT DISCOVERY FUND (5-8-92)

        ---------------------------------------------------------------------------------------
             Investor Class (5-8-92)                  30.09%        9.35%           9.80%
        ---------------------------------------------------------------------------------------

        ---------------------------------------------------------------------------------------
        Strong Multi Cap Value Fund II/
        WFVT MULTI CAP VALUE FUND (10-10-97)
        ---------------------------------------------------------------------------------------
             Investor Class(1) (10-10-97)             26.83%        1.82%           2.82%
        ---------------------------------------------------------------------------------------

        ---------------------------------------------------------------------------------------
        Strong Opportunity Fund II/
        WFVT OPPORTUNITY FUND (5-8-92)
        ---------------------------------------------------------------------------------------
             Investor Class (5-8-92)                  28.33%        4.76%          12.63%
        ---------------------------------------------------------------------------------------

(1) From time to time, the Strong Mid Cap Growth Fund II's and Strong Multi Cap Value Fund II's performance was significantly enhanced through investments in initial public offerings (IPOs). In addition, the effect of IPOs purchased when a Fund's asset base was small may have been magnified. Given these circumstances, you should not expect that such enhanced returns can be consistently achieved.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

      The following discussion summarizes the material U.S. federal income tax consequences of the Reorganization that are applicable to you as an Acquired Fund shareholder. It is based on the Internal Revenue Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this Prospectus/Proxy Statement and all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Reorganization. Your tax treatment may vary depending upon your particular situation. You also may be subject to special rules not discussed below if you are a certain kind of Acquired Fund shareholder, including, but not limited to: an insurance company; a tax-exempt organization; a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Acquired Fund shares as part of a hedge, straddle or conversion transaction; a person that does not hold Acquired Fund shares as a capital asset at the time of the Reorganization; or an entity taxable as a partnership for U.S. federal income tax purposes.

      Neither Strong Funds nor Wells Fargo Funds has requested or will request an advance ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Reorganization or any related transaction. The Internal Revenue Service could adopt positions contrary to that discussed below and such positions could be sustained. You are urged to consult with your own tax advisors and financial planners as to the particular tax consequences of the Reorganization to you, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

      QUALIFICATION OF THE REORGANIZATION AS A "REORGANIZATION" UNDER THE INTERNAL REVENUE CODE

      The obligation of Strong Funds and Wells Fargo Funds to consummate the Reorganization is conditioned upon their receipt of an opinion of Morrison & Foerster LLP generally to the effect that each Reorganization will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code, with respect to each Acquiring Fund and its corresponding Acquired Fund, and that, for U.S. federal income tax purposes, generally:

      o Neither an Acquiring Fund nor its corresponding Acquired Fund will recognize any gain or loss as a result of the Reorganization.

      o An Acquired Fund shareholder will not recognize any gain or loss as a result of the receipt of corresponding Acquiring Fund shares in exchange for such shareholder's Acquired Fund shares pursuant to the Reorganization.

      o An Acquired Fund shareholder's aggregate tax basis in the corresponding Acquiring Fund shares received pursuant to the Reorganization will equal such shareholder's aggregate tax basis in Acquired Fund shares held immediately before the Reorganization.

      o An Acquired Fund shareholder's holding period for the corresponding Acquiring Fund shares received pursuant to the Reorganization will include the period during which the shareholder held Acquired Fund shares.

      o An Acquiring Fund's tax basis in an Acquired Fund's assets received pursuant to the Reorganization will equal the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization, and the Acquiring Fund's holding period of such assets will include the period during which the Acquired Fund held such assets.

However, holders of shares of an Acquired Fund through variable annuity and life insurance contracts will not be affected for U.S. federal income tax purposes by the Reorganization, regardless of whether the Reorganization qualifies as a "reorganization" for such purposes.

      The tax opinion described above will be based on the then-existing law, will be subject to certain assumptions and qualifications and will be based in part on the truth and accuracy of certain representations by

Strong Funds and Wells Fargo Funds, including representations in certificates of Strong Funds and Wells Fargo Funds. The Wells Fargo Funds' certificate will include a representation to the effect that each Acquiring Fund will retain at least 34% of the corresponding Acquired Fund's assets and generally not dispose of these retained assets for a specified period of time determined by the historic turnover ratios of the Acquiring Fund and Acquired Fund. This limitation may cause a portfolio security of an Acquired Fund to be retained for a much longer period of time as a result of the Reorganization, and, as a consequence, detrimentally impact the performance of the corresponding Acquiring Fund.

      STATUS AS A REGULATED INVESTMENT COMPANY

      Since its formation, each of the Acquiring Funds and each of the Acquired Funds believes it has qualified as a separate "regulated investment company" under the Internal Revenue Code. Accordingly, each of the Acquiring Funds and each of the Acquired Funds believes that it has been, and expects to continue to be, relieved of U.S. federal income tax liability to the extent that it makes distributions of its taxable income and gains to its shareholders.

U.S. FEDERAL INCOME TAXATION OF AN INVESTMENT IN AN ACQUIRING FUND

      The following discussion summarizes the U.S. federal income taxation of an investment in an Acquiring Fund and is not intended as a substitute for careful tax planning. You should consult your own tax advisor with respect to your specific tax situation. Please see the SAIs for the Acquiring Funds for additional federal income tax information. You also should review the prospectus and other information provided to you from your Participating Insurance Company regarding the federal income taxation of your Variable Annuity ("VA") Contract or Variable Life Insurance ("VLI") Policy.

      As described by your Participating Insurance Company, individual holders of VA Contracts and VLI Policies may qualify for favorable tax treatment. As long as your VA Contract or VLI Policy maintains favorable tax treatment, you will only be taxed on your investment in an Acquiring Fund through your VA Contract or VLI Policy. In order to qualify for such treatment, among other things, the separate accounts of the Participating Insurance Companies, which maintain and invest net proceeds from VA Contracts and VLI Policies, must be adequately diversified. Each Acquiring Fund intends to be operated in a manner so that a separate account investing in Acquiring Fund shares on behalf of a holder of a VA Contract or VLI Policy will be adequately diversified.

FEES AND EXPENSES OF THE REORGANIZATION

      All fees and expenses, including accounting expenses, legal expenses, proxy expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the completion of the Reorganization will be borne by Funds Management and/or SCM.

EXISTING AND PRO FORMA CAPITALIZATIONS

      STRONG DISCOVERY FUND II/ STRONG MID CAP GROWTH FUND II/WFVT DISCOVERY
FUND

      The following table sets forth, as of June 30, 2004: (i) the unaudited capitalization of the Investor Class shares of the Strong Mid Cap Growth Fund II, and the Investor Class shares of the Strong Discovery Fund II, (ii) the unaudited PRO FORMA combined capitalization of the WFVT Discovery Fund assuming each Reorganization has taken place, and (iii) unaudited PRO FORMA combined capitalization of the WFVT Discovery Fund assuming both Reorganizations have taken place. The capitalizations are likely to be different on the Closing Date as a result of daily Fund share purchase, redemption, and market activity.

                                                       TOTAL                SHARES         NET ASSET VALUE
      FUND                                           NET ASSETS           OUTSTANDING         PER SHARE
      ----------------------------------------------------------------------------------------------------
      Strong Discovery Fund II
      INVESTOR CLASS                               $   92,546,515           6,929,169           $13.36
      Strong Mid Cap Growth Fund II
      INVESTOR CLASS                                  193,621,426          13,354,106            14.50
      PRO FORMA-WFVT Discovery Fund (1)                92,546,515           6,929,169            13.36
      PRO FORMA-WFVT Discovery Fund (2)               193,621,426          13,354,106            14.50
      PRO FORMA-WFVT Discovery Fund (3)               286,167,941          21,426,047            13.36

(1) ASSUMING THE REORGANIZATION OF THE INVESTOR CLASS SHARES OF THE STRONG DISCOVERY FUND II INTO THE INVESTOR CLASS SHARES OF THE WFVT DISCOVERY FUND.

(2) ASSUMING THE REORGANIZATION OF THE INVESTOR CLASS SHARES OF THE STRONG MID CAP GROWTH FUND II INTO THE INVESTOR CLASS SHARES OF THE WFVT DISCOVERY FUND.

(3) ASSUMING THE REORGANIZATION OF THE INVESTOR CLASS SHARES OF THE STRONG DISCOVERY FUND II AND THE STRONG MID CAP GROWTH FUND II INTO THE INVESTOR CLASS SHARES OF THE WFVT DISCOVERY FUND.

      STRONG MULTI CAP VALUE FUND II/ WFVT MULTI CAP VALUE FUND

      The following table sets forth, as of June 30, 2004: (i) the unaudited capitalization of the Investor Class shares of the Strong Multi Cap Value Fund II and (ii) the unaudited PRO FORMA combined capitalization of the Investor Class shares of the WFVT Multi Cap Value Fund assuming the Reorganization has taken place. The capitalizations are likely to be different on the Closing Date as a result of daily Fund share purchase, redemption, and market activity.

                                                       TOTAL                SHARES         NET ASSET VALUE
      FUND                                           NET ASSETS           OUTSTANDING         PER SHARE
      ----------------------------------------------------------------------------------------------------
      Strong Multi Cap Value Fund II
      INVESTOR CLASS                               $   24,905,985           2,409,841           $10.34

      PRO FORMA-WFVT Multi Cap Value Fund (1)          24,905,985           2,409,841            10.34

(1) ASSUMING THE REORGANIZATION OF THE INVESTOR CLASS SHARES OF THE STRONG MULTI CAP VALUE FUND II INTO THE INVESTOR CLASS SHARES OF THE WFVT MULTI CAP VALUE FUND.

      STRONG OPPORTUNITY FUND II/ WFVT OPPORTUNITY FUND

      The following table sets forth, as of June 30, 2004: (i) the unaudited capitalization of the Investor Class and Advisor Class shares of the Strong Opportunity Fund II and (ii) the unaudited PRO FORMA combined capitalization of the Investor Class shares of the WFVT Opportunity Fund assuming the Reorganization has taken place. The capitalizations are likely to be different on the Closing Date as a result of daily Fund share purchase, redemption, and market activity.

                                                       TOTAL                SHARES         NET ASSET VALUE
      FUND                                           NET ASSETS           OUTSTANDING         PER SHARE
      ----------------------------------------------------------------------------------------------------
      Strong Opportunity Fund II
      INVESTOR CLASS                               $1,028,141,617          49,768,629           $20.66
      ADVISOR CLASS                                    86,676,831           4,226,512            20.51
      Pro Forma-WFVT Opportunity Fund(1)            1,114,818,447          53,964,343            20.66

(1) ASSUMING THE REORGANIZATION OF THE INVESTOR CLASS AND ADVISOR CLASS SHARES OF THE STRONG OPPORTUNITY FUND II INTO THE INVESTOR CLASS SHARES OF THE WFVT OPPORTUNITY FUND.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION.

                                   PROPOSAL 2:
                    APPROVAL OF AN INTERIM ADVISORY AGREEMENT

SUMMARY

      At the closing of the Transaction, which is expected to occur on or about December 31, 2004, the existing investment advisory agreement between the Strong Funds and SCM ("Strong Advisory Agreement") will terminate. In August 2004, the Board unanimously voted to approve an interim investment advisory agreement between the Strong Funds and Funds Management ("Interim Agreement"), a form of which is included in this Prospectus/Proxy Statement as Exhibit F, which, if approved by shareholders, would become effective at the closing of the Transaction contemplated by the Asset Purchase Agreement and continue through the closing of the Reorganization ("Interim Period"). On September 22, 2004, the Board approved certain compliance policies and procedures of Funds Management.

TERMS OF THE TERMINATING STRONG ADVISORY AGREEMENT AND THE INTERIM AGREEMENT

      Under the Strong Advisory Agreement, SCM is responsible for investment decisions and supplies investment research and portfolio management. SCM is authorized to delegate its investment advisory duties to a sub-adviser in accordance with a written agreement. In that situation, SCM continues to have responsibility for all investment advisory services furnished by the sub-adviser under the sub-advisory agreement. At its expense, SCM provides office space and all necessary office facilities, equipment, and personnel for servicing the investments of the Fund. Under the Strong Advisory Agreement, SCM is responsible for placing all orders for the purchase and sale of the Fund's portfolio securities at the Fund's expense. Except for expenses assumed by SCM or an affiliate, the Fund is responsible for all its expenses, including, without limitation, interest charges, taxes, insurance, brokerage commissions, and similar expenses; distribution and shareholder servicing expenses; expenses of issue, sale, repurchase, or redemption of shares; expenses of registering or qualifying shares for sale with the states and the SEC; expenses for printing and distribution of prospectuses to existing shareholders; charges of custodians (including fees as custodian for keeping books and similar services for the Fund), transfer agents (including the printing and mailing of reports and notices to shareholders), registrars, auditing and legal services, and clerical services related to recordkeeping and shareholder relations; fees for Directors and officers who are not "interested persons" of SCM, if any; and extraordinary expenses. The Strong Advisory Agreement has an initial term of two years and, thereafter, is required to be approved annually by either the Board or by vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act). In either case, each annual renewal must be approved by the vote of a majority of the Fund's Directors who are not parties to the Strong Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Strong Advisory Agreement is terminable, without penalty, on 60 days' written notice by the Board, by vote of a majority of the Fund's outstanding voting securities, or by SCM, and will terminate automatically in the event of its assignment.

      The following table sets forth the dates of the Strong Advisory Agreement, the date on which the Strong Advisory Agreement was last submitted to shareholder vote, and the advisory fee under the Strong Advisory Agreement.

-----------------------------------------------------------------------------------------------------
CORPORATION/STRONG FUND                   DATE OF STRONG       DATE LAST APPROVED BY   ADVISORY FEE
                                          ADVISORY AGREEMENT       SHAREHOLDERS
-----------------------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.
-----------------------------------------------------------------------------------------------------
     Strong Opportunity Fund II             July 23, 2001        July 20, 2001            0.75%(1)
-----------------------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.
-----------------------------------------------------------------------------------------------------
     Strong Discovery Fund II               May 1, 1995          April 13, 1995           1.00%(2)
-----------------------------------------------------------------------------------------------------
     Strong Mid Cap Growth Fund II          July 23, 2001        July 20, 2001            0.75%(1)
-----------------------------------------------------------------------------------------------------
     Strong Multi Cap Value Fund II         July 23, 2001        July 20, 2001            0.75%(1)
-----------------------------------------------------------------------------------------------------

(1) 0.75% on assets under $4 billion; 0.725% for the next $2 billion in assets; and 0.70% for assets $6 billion and above.

(2)   For this Fund, the advisory and administration fees are combined.

      We are required to explain why the existing agreements were last submitted to a shareholder vote, even though these agreements are terminating. For each Strong Fund for which an investment advisory agreement was last approved by shareholders on July 20, 2001, the Board had approved changes to the previous agreement related to fee structures, expense reimbursement policies, and administrative services. The revised agreement introduced breakpoints (asset levels) at which management fees decreased as a percentage of the Fund's net assets. For Strong Funds that previously had a combined investment advisory and administration agreement and fee, the agreements and fees were separated and the administration fee was increased. For Strong Funds with a 2% cap on fund expenses as a result of a state law that no longer applied to the Funds, the cap was removed from the agreement. For the Strong Discovery Fund II, the form of the investment advisory agreement was changed to allow for the future conversion of the Fund to a series Fund, which later occurred, and a provision was added that expressly allowed SCM to delegate some or all of its services, subject to any necessary shareholder approval, to a sub-adviser.

      The Board last approved the Strong Advisory Agreement on April 30, 2004. As part of its approval of the Strong Advisory Agreement, the Board requested and SCM agreed, that the aggregate fees and expenses payable by the Strong Family of Funds to SCM and its affiliates would be reduced by approximately $6.4 million per year after giving effect to the then-current waivers and reimbursements.

      The Strong Funds paid the following fees to SCM or an affiliate during the last fiscal year:

-------------------------------------------------------------------------------------------------------------------
CORPORATION/STRONG FUND                                  ADVISORY        ADMINISTRATION   TRANSFER AGENT    12B-1
-------------------------------------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.
-------------------------------------------------------------------------------------------------------------------
     Strong Opportunity Fund II                         $7,392,593           $383,595       $1,805,718       $121
-------------------------------------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.
-------------------------------------------------------------------------------------------------------------------
     Strong Discovery Fund II                              857,275                 --          936,284         --
-------------------------------------------------------------------------------------------------------------------
     Strong Mid Cap Growth Fund II                       1,388,540            358,640        2,021,415         --
-------------------------------------------------------------------------------------------------------------------
     Strong Multi Cap Value Fund II                        128,598             20,883           98,636         --
-------------------------------------------------------------------------------------------------------------------
                   Aggregate Total for all Funds:       $9,767,006           $763,118       $4,862,053       $121
-------------------------------------------------------------------------------------------------------------------

      If the Proposals are approved by shareholders, it is expected that the Strong Funds will transition from most of their other current service providers to the Wells Fargo Funds' service providers during the first quarter of 2005.

      The terms of the Strong Advisory Agreement and those of the Interim Agreement are materially similar, except for the date of the agreement and the name of the investment adviser. APPROVAL OF THE INTERIM AGREEMENT WILL NOT RESULT IN AN INCREASE IN THE ADVISORY FEE CHARGED TO ANY STRONG FUND DURING THE INTERIM PERIOD. If the Interim Agreement is approved, Funds Management will be entitled receive the same fee rates that SCM would have been entitled to receive under the Strong Advisory Agreement.

      Funds Management is located at 525 Market Street, 12th Floor, San Francisco, CA 94105. The owners and principal executive officers of Funds Management are listed below. Unless otherwise indicated, the address for each is 525 Market Street, 12th Floor, San Francisco, CA 94105. Currently, no officers or directors/trustees of the Strong Funds are officers, directors, employees, shareholders, or general partners of Funds Management. No officers or directors/trustees of the Strong Funds have any material interest in Funds Management, or in any material transaction in which Funds Management or an affiliate is a party.

OFFICERS - NAME             POSITION AT FUNDS MANAGEMENT                      PRINCIPAL OCCUPATION
Karla M. Rabusch            Director, President and Chief Executive Officer   Same as position at Funds Management

C. David Messman            Director, Senior Vice President and Secretary     Same as position at Funds Management
Stacie D. DeAngelo          Senior Vice President and Chief Operating         Same as position at Funds Management
                            Officer
Kenneth L. Niewald          Vice President, Chief Financial Officer and       Same as position at Funds Management
                            Treasurer
Andrew N. Owen              Director and Senior Vice President                Same as position at Funds Management
Dorothy A. Peters           Chief Compliance Officer                          Same as position at Funds Management

OWNERS - NAME, RELATIONSHIP TO FUNDS MANAGEMENT AND ADDRESS
-----------------------------------------------------------

Wells Fargo Investment Group, Inc.
Direct Parent Company
Controlling Owner
420 Montgomery Street
San Francisco, CA 94163

Wells Fargo & Company
Ultimate Parent Company
Controlling Owner
420 Montgomery Street
San Francisco, CA 94163

      Funds Management serves as the adviser to certain funds in the Wells Fargo Funds family that have similar investment objectives as certain Strong Funds. The chart below lists certain required information about such funds. In addition to the funds listed below, Funds Management also serves as the adviser to certain Wells Fargo Variable Trust funds and Wells Fargo Master Trust portfolios that have similar investment objectives and styles as certain Strong Funds.

-------------------------------------------------------------------------------------------------------------------------------
       NAME OF FUND(1)                       ASSET SIZE(2)      ANNUAL MANAGEMENT FEE(3)        NET OPERATING EXPENSE RATIO
       ---------------                       -------------      ------------------------        ---------------------------
                                             (IN MILLIONS)
                                             -------------
-------------------------------------------------------------------------------------------------------------------------------
C&B Large Cap Value Fund                   28.0               $0 - 499M        0.750%        Class A              1.20%(11)
                                                              $500M - 999M     0.700%        Class B              1.95%(11)
                                                              $1B - 2.99B      0.650%        Class C              1.95%(11)
                                                              $3B - 4.99B      0.625%        Class D              1.20%(11)
                                                              >$5B             0.600%        Institutional Class  0.95%(11)
                                                                                             Select Class         0.70%(11)
-------------------------------------------------------------------------------------------------------------------------------
C&B Mid Cap Value Fund                     542.0              $0 - 499M        0.750%        Class A              1.40%(11)
                                                              $500M - 999M     0.700%        Class B              2.15%(11)
                                                              $1B - 2.99B      0.650%        Class C              2.15%(11)
                                                              $3B - 4.99B      0.625%        Class D              1.25%(11)
                                                              >$5B             0.600%        Institutional Class  1.15%(11)
                                                                                             Select Class         0.90%(11)
-------------------------------------------------------------------------------------------------------------------------------
C&B Tax-Managed Value Fund                 17.0               $0 - 499M        0.750%        Class A              1.20%(11)
                                                              $500M - 999M     0.700%        Class B              1.95%(11)
                                                              $1B - 2.99B      0.650%        Class C              1.95%(11)
                                                              $3B - 4.99B      0.625%        Class D              1.20%(11)
                                                              >$5B             0.600%        Institutional Class  0.95%(11)
-------------------------------------------------------------------------------------------------------------------------------
Diversified Bond Fund                      185.1                               0.580%(4)     Institutional Class  0.70%(8)
-------------------------------------------------------------------------------------------------------------------------------
Diversified Equity Fund                    1,442.7                             0.790%(4)     Class A              1.25%(5)
                                                                                             Class B              2.00%(5)
                                                                                             Class C              2.00%(5)
                                                                                             Institutional Class  1.00%(5)
-------------------------------------------------------------------------------------------------------------------------------
Diversified Small Cap Fund                 442.4                               0.840%(4)     Institutional Class  1.20%(5)
-------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                         1,186.1            $0 - 499M        0.750%        Class A              1.10%(10)
                                                              $500M - 999M     0.700%        Class B              1.85%(10)
                                                              $1B - 2.99B      0.650%        Class C              1.85%(10)
                                                              $3B - 4.99B      0.625%        Institutional Class  0.85%(10)
                                                              >$5B             0.600%
-------------------------------------------------------------------------------------------------------------------------------
Growth Equity Fund                         556.6                               1.030%(4)     Class A              1.50%(5)
                                                                                             Class B              2.25%(5)
                                                                                             Class C              2.25%(5)
                                                                                             Institutional Class  1.25%(5)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
       NAME OF FUND(1)                       ASSET SIZE(2)      ANNUAL MANAGEMENT FEE(3)        NET OPERATING EXPENSE RATIO
       ---------------                       -------------      ------------------------        ---------------------------
                                             (IN MILLIONS)
                                             -------------
-------------------------------------------------------------------------------------------------------------------------------
Growth Fund                                172.9              $0 - 499M        0.750%        Class A              1.25%(10)
                                                              $500M - 999M     0.700%        Class B              2.00%(10)
                                                              $1B - 2.99B      0.650%        Institutional Class  1.00%(10)
                                                              $3B - 4.99B      0.625%
                                                              >$5B             0.600%
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                  350.7              $0 - 499M        0.950%        Class A              1.50%(5)
                                                              $500M - 999M     0.900%        Class B              2.25%(5)
                                                              $1B - 2.99B      0.850%        Class C              2.25%(5)
                                                              $3B - 4.99B      0.825%        Institutional Class  1.25%(5)
                                                              >$5B             0.800%
-------------------------------------------------------------------------------------------------------------------------------
Large Cap Appreciation Fund                24.5               $0 - 999M        0.700%        Class A              1.25%(5)
                                                              $1B - 2.99B      0.650%        Class B              2.00%(5)
                                                              $3B - 4.99B      0.625%        Class C              2.00%(5)
                                                              >$5B             0.600%        Institutional Class  1.00%(5)
-------------------------------------------------------------------------------------------------------------------------------
Large Cap Value Fund                       3.1                $0 - 499M        0.750%        Class A              1.25%(5)
                                                              $500M - 999M     0.700%        Class B              2.00%(5)
                                                              $1B - 2.99B      0.650%        Class C              2.00%(5)
                                                              $3B - 4.99B      0.625%        Institutional Class  1.00%(5)
                                                              >$5B             0.600%
-------------------------------------------------------------------------------------------------------------------------------
Large Company Growth Fund                  2,827.8            $0 - 499M        0.750%        Class A              1.20%(10)
                                                              $500M - 999M     0.700%        Class B              1.95%(10)
                                                              $1B - 2.99B      0.650%        Class C              1.95%(10)
                                                              $3B - 4.99B      0.625%        Institutional Class  0.95%(10)
                                                              >$5B             0.600%        Select Class         0.75%(10)
-------------------------------------------------------------------------------------------------------------------------------
Montgomery Emerging Markets Focus Fund     180.5              $0 - 499M        1.100%        Class A              1.90%(5)
                                                              $500M - 999M     1.050%        Class B              2.65%(5)
                                                              $1B - 2.99B      1.000%        Class C              2.65%(5)
                                                              $3B - 4.99B      0.975%        Institutional Class  1.60%(5)
                                                              >$5B             0.950%
-------------------------------------------------------------------------------------------------------------------------------
Montgomery Institutional Emerging          94.3               $0 - 499M        1.100%        Select Class         1.25%(5)
Markets Fund                                                  $500M - 999M     1.050%
                                                              $1B - 2.99B      1.000%
                                                              $3B - 4.99B      0.975%
                                                              >$5B             0.950%
-------------------------------------------------------------------------------------------------------------------------------
Montgomery Mid Cap Growth Fund             106.2              $0 - 499M        0.750%        Class A
                                                              $500M - 999M     0.700%        1.45%(5),(12)
                                                              $1B - 2.99B      0.650%        Class B
                                                              $3B - 4.99B      0.625%        2.20%(5),(13)
                                                              >$5B             0.600%        Class C
                                                                                             2.20%(5),(13)
-------------------------------------------------------------------------------------------------------------------------------
Montgomery Small Cap Fund                  82.2               $0 - 499M        0.900%        Class A              1.40%(10)
                                                              $500M - 999M     0.850%        Class B              2.15%(10)
                                                              $1B - 2.99B      0.800%        Class C              2.15%(10)
                                                              $3B - 4.99B      0.775%        Institutional Class  1.20%(10)
                                                              >$5B             0.750%
-------------------------------------------------------------------------------------------------------------------------------
Outlook 2010 Fund                          195.1              $0 - 499M        0.650%        Class A              1.25%(6)
                                                              $500M - 999M     0.600%        Class B              2.00%(6)
                                                              $1B - 2.99B      0.550%        Class C              2.00%(6)
                                                              $3B - 4.99B      0.525%        Institutional Class  0.95%(6)
                                                              >$5B             0.500%        Select Class         0.75%(6)
-------------------------------------------------------------------------------------------------------------------------------
Outlook 2020 Fund                          302.0              $0 - 499M        0.650%        Class A              1.25%(6)
                                                              $500M - 999M     0.600%        Class B              2.00%(6)
                                                              $1B - 2.99B      0.550%        Class C              2.00%(6)
                                                              $3B - 4.99B      0.525%        Institutional Class  0.95%(6)
                                                              >$5B             0.500%        Select Class         0.75%(6)
-------------------------------------------------------------------------------------------------------------------------------
Outlook 2030 Fund                          190.8              $0 - 499M        0.650%        Class A              1.25%(6)
                                                              $500M - 999M     0.600%        Class B              2.00%(6)
                                                              $1B - 2.99B      0.550%        Class C              2.00%(6)
                                                              $3B - 4.99B      0.525%        Institutional Class  0.95%(6)
                                                              >$5B             0.500%        Select Class         0.75%(6)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
       NAME OF FUND(1)                       ASSET SIZE(2)      ANNUAL MANAGEMENT FEE(3)        NET OPERATING EXPENSE RATIO
       ---------------                       -------------      ------------------------        ---------------------------
                                             (IN MILLIONS)
                                             -------------
-------------------------------------------------------------------------------------------------------------------------------
Outlook 2040 Fund                          234.4              $0 - 499M        0.650%        Class A              1.25%(6)
                                                              $500M - 999M     0.600%        Class B              2.00%(6)
                                                              $1B - 2.99B      0.550%        Class C              2.00%(6)
                                                              $3B - 4.99B      0.525%        Institutional Class  0.95%(6)
                                                              >$5B             0.500%        Select Class         0.75%(6)
-------------------------------------------------------------------------------------------------------------------------------
Outlook Today Fund                         88.6               $0 - 499M        0.650%        Class A              1.25%(6)
                                                              $500M - 999M     0.600%        Class B              2.00%(6)
                                                              $1B - 2.99B      0.550%        Class C              2.00%(6)
                                                              $3B - 4.99B      0.525%        Institutional Class  0.95%(6)
                                                              >$5B             0.500%        Select Class         0.75%(6)
-------------------------------------------------------------------------------------------------------------------------------
Overseas Fund                              0.0                $0 - 499M        0.950%        Class A              1.50%(5)
                                                              $500M - 999M     0.900%
                                                              $1B - 2.99B      0.850%
                                                              $3B - 4.99B      0.825%
                                                              >$5B             0.800%
-------------------------------------------------------------------------------------------------------------------------------
SIFE Specialized Financial Services Fund   512.8              $0 - 499M        0.950%        Class A              1.35%(5)
                                                              $500M - 999M     0.900%        Class B              2.10%(5)
                                                              $1B - 2.99B      0.850%        Class C              2.10%(5)
                                                              $3B - 4.99B      0.825%
                                                              >$5B             0.800%
-------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                      164.1              $0 - 499M        0.900%        Class A              1.45%(10)
                                                              $500M - 999M     0.850%        Class B              2.20%(10)
                                                              $1B - 2.99B      0.800%        Class C              2.20%(10)
                                                              $3B - 4.99B      0.775%        Institutional Class  1.20%(10)
                                                              >$5B             0.750%
-------------------------------------------------------------------------------------------------------------------------------
Small Cap Opportunities Fund               521.1              $0 - 499M        0.900%        Institutional Class  1.20%(5)
                                                              $500M - 999M     0.850%
                                                              $1B - 2.99B      0.800%
                                                              $3B - 4.99B      0.775%
                                                              >$5B             0.750%
-------------------------------------------------------------------------------------------------------------------------------
Small Company Growth Fund                  526.2              $0 - 499M        0.900%        Class A              1.45%(5)
                                                              $500M - 999M     0.850%        Class B              2.20%(5)
                                                              $1B - 2.99B      0.800%        Class C              2.20%(5)
                                                              $3B - 4.99B      0.775%        Institutional Class  1.20%(5)
                                                              >$5B             0.750%
-------------------------------------------------------------------------------------------------------------------------------
Small Company Value Fund                   91.6               $0 - 499M        0.900%        Class A              1.45%(5)
                                                              $500M - 999M     0.850%        Class B              2.20%(5)
                                                              $1B - 2.99B      0.800%        Class C              2.20%(5)
                                                              $3B - 4.99B      0.775%        Institutional Class  1.20%(5)
                                                              >$5B             0.750%
-------------------------------------------------------------------------------------------------------------------------------
Specialized Health Sciences Fund           34.9               $0 - 499M        0.950%        Class A              1.65%(5)
                                                              $500M - 999M     0.900%        Class B              2.40%(5)
                                                              $1B - 2.99B      0.850%        Class C              2.40%(5)
                                                              $3B - 4.99B      0.825%
                                                              >$5B             0.800%
-------------------------------------------------------------------------------------------------------------------------------
Specialized Technology Fund                158.0              $0 - 499M        1.050%        Class A              1.75%(10)
                                                              $500M - 999M     1.000%        Class B              2.50%(10)
                                                              $1B - 2.99B      0.950%        Class C              2.50%(10)
                                                              $3B - 4.99B      0.925%
                                                              >$5B             0.900%
-------------------------------------------------------------------------------------------------------------------------------
WealthBuilder Growth & Income Portfolio    93.0               $0 - 999M        0.200%                             1.50%(8)
                                                              $1B - 4.99B      0.175%
                                                              >$5B             0.150%
-------------------------------------------------------------------------------------------------------------------------------
WealthBuilder Growth Balanced Portfolio    271.2              $0 - 999M        0.200%                             1.50%(8)
                                                              $1B - 4.99B      0.175%
                                                              >$5B             0.150%
-------------------------------------------------------------------------------------------------------------------------------
WealthBuilder Growth Portfolio             111.6              $0 - 999M        0.200%                             1.50%(8)
                                                              $1B - 4.99B      0.175%
                                                              >$5B             0.150%
-------------------------------------------------------------------------------------------------------------------------------

(1) Only mutual funds that have commenced operations are listed. Accordingly, even though the Wells Fargo Funds that will acquire the Funds have similar investment objectives as the Funds, since they have not yet commenced operations, they are not listed in the table.

(2)   Total assets as of June 30, 2004.

(3) The annual management fee is expressed as a percentage of the average daily net asset value of the fund. The left side of this column lists breakpoints in millions or billions of dollars.

(4) Management Fees shown represent the management fees allocated from the various master portfolios in which the Fund invests as of 6/30/04.

(5) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 1/31/05 in order to maintain the shown Net Expense Ratio.

(6) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 6/30/05 in order to maintain the shown Net Expense Ratio.

(7) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 7/31/05 in order to maintain the shown Net Expense Ratio.

(8) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 9/30/05 in order to maintain the shown Net Expense Ratio.

(9) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 10/31/05 in order to maintain the shown Net Expense Ratio.

(10) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 1/31/06 in order to maintain the shown Net Expense Ratio.

(11) Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 2/28/07 in order to maintain the shown Net Expense Ratio.

(12) Effective 2/1/05, Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 1/31/06 in order to maintain a Net Expense Ratio of 1.40%

(13) Effective 2/1/05, Funds Management has contractually agreed to waive fees and/or reimburse expenses through at least 1/31/06 in order to maintain a Net Expense Ratio of 2.15%.

      The Wells Fargo Funds Board has adopted a dormant "multi-manager" structure for the new WF Acquiring Funds. Under this structure, a Fund and Funds Management would engage one or more sub-advisers to make day-to-day investment decisions for the Fund's assets. Funds Management would retain ultimate responsibility (subject to the oversight of the Wells Fargo Funds Board) for overseeing the sub-advisers and may, at times, recommend to the Wells Fargo Funds Board that the Fund: (i) change, add or terminate one or more sub-advisers; (ii) continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or (iii) materially change a sub-advisory agreement with a sub-adviser.

      Applicable law generally requires a Fund to obtain shareholder approval of most of these types of recommendations, even if the Wells Fargo Funds Board approves the proposed action. Under the dormant "multi-manager" structure approved by the Wells Fargo Funds Board, the Fund will seek exemptive relief, if necessary, from the SEC to permit Funds Management (subject to the Wells Fargo Funds Board's oversight and approval) to make decisions about the Fund's sub-advisory arrangements without obtaining shareholder approval. The Fund will continue to submit matters to shareholders for their approval to the extent required by applicable law.

      Over the past year, there have been numerous inquiries and investigations throughout the mutual fund and brokerage industries regarding matters such as the trading of mutual fund shares and sales practices relating to mutual fund shares. Like many other mutual fund investment advisers, Funds Management has been included in various inquiries and investigations by the SEC staff in connection with mutual fund industry trading abuses and other matters. Funds Management has also responded to information requests from federal and state governmental authorities relating to investigations of unaffiliated third parties. Funds Management has been cooperating fully with the SEC and other authorities in connection with all inquiries and investigations, including producing documents and providing testimony in response to queries about the Wells Fargo Funds' own short-term trading policies and trading activity in the Wells Fargo Funds. Nothing has come to the attention of Funds Management in connection with these matters that Funds Management believes would be material to its ability to provide investment advisory services to the Funds.

APPROVAL OF THE INTERIM AGREEMENT BY THE BOARD

      In considering the Interim Agreement, the Board was provided materials relating to, and considered and evaluated, with respect to each Strong Fund, (i) the terms of the Interim Agreement, including the nature and scope of services to be provided by Funds Management; (ii) that the fees and expenses that would be paid by the Fund under the Interim Agreement would be the same as those paid to SCM under the current investment advisory agreement; (iii) the management fee rates and payment arrangements; (iv) the historical investment performance of each Fund and Wells Fargo Funds with similar investment objectives, as compared to the performance of other funds currently available in the market not advised or managed by Funds Management, but having a similar investment focus and asset composition; (v) the ability of Funds Management to provide high quality investment advisory services to the Fund, in light of the experience and qualifications of Funds Management and its personnel and the terms of the Interim Agreement; (vi) that Wells Capital Management, Incorporated ("Wells Capital") will employ a significant number of key SCM portfolio managers and other personnel as of the closing of the Transaction; (vii) information provided by Funds Management relating to the matters described in the preceding paragraph; and (viii) the terms of the Reorganizations. The Board also took into account all considerations taken into account in determining to approve the Reorganizations. On the basis of its review and analysis of the foregoing information, the Board found that the terms of the Interim Agreement were fair and reasonable and in the best interest of shareholders.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE INTERIM AGREEMENT BETWEEN YOUR FUND AND FUNDS MANAGEMENT.

                                   PROPOSAL 3:
                   APPROVAL OF INTERIM SUB-ADVISORY AGREEMENT

SUMMARY

      In August, 2004, the Board unanimously voted to approve for each Strong Fund interim investment sub-advisory agreement, a form of which is included in this Prospectus/Proxy Statement as Exhibit G, between Funds Management and Wells Capital, which, if approved by shareholders, would be effective during the Interim Period.

      Under each Interim Sub-Advisory Agreement, the sub-adviser is responsible for investment decisions and supplies investment research and portfolio management services. Each sub-adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Funds shall bear all expenses incurred by each sub-adviser in connection with the provisions of services under each Interim Sub-Advisory Agreement. Each Interim Sub-Advisory Agreement shall become effective with respect to a Fund after it is approved in accordance with the requirements of the 1940 Act and executed by the Fund. Once approved, each Interim Sub-Advisory Agreement is required to be approved annually by either the Board or by vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act). In either case, each annual renewal must be approved by the vote of a majority of the Fund's Directors who are not parties to the Interim Sub-Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Each Interim Sub-Advisory Agreement is terminable, without penalty, on 60 days' written notice by the Board, by vote of a majority of the Fund's outstanding voting securities, or by the Adviser or Sub-Adviser, and will terminate automatically in the event of its assignment.

TERMS OF THE INTERIM SUB-ADVISORY AGREEMENT

      Wells Capital is located at 525 Market Street, 10th Floor, San Francisco, CA 94105. The owners and principal executive officers of Wells Capital are listed below. Unless otherwise indicated, the address for each is 525 Market Street, 10th Floor, San Francisco, CA 94150. Currently, no officers or directors/trustees of the Strong Funds are officers, directors, employees, shareholders, or general partners of Wells Capital. No officers or directors/trustees of the Strong Funds have any material interest in Wells Capital, or in any material transaction in which Wells Capital or an affiliate is a party.

      OFFICERS - NAME                POSITION AT WELLS CAPITAL                  PRINCIPAL OCCUPATION
      Robert W. Bissell              Director and President                     Same as position at Wells Capital

      Kirk Hartman                   Executive Vice President,                  Same as position at Wells Capital
                                     Chief Investment Officer

      OFFICERS - NAME                POSITION AT WELLS CAPITAL                  PRINCIPAL OCCUPATION
      William L. Timoney             Executive Vice President,                  Same as position at Wells Capital
                                     Client Services

      Amru A. Khan                   Executive Vice President,                  Same as position at Wells Capital
                                     Sales and Marketing

      David O'Keefe                  Chief Financial Officer                    Same as position at Wells Capital

      Thomas M. O'Malley             Executive Vice President,                  Same as position at Wells Capital
                                     Short Duration/Liquidity Management

      James W. Paulsen               Executive Vice President,                  Same as position at Wells Capital
                                     Chief Investment Strategist

      Monica W. Poon                 Chief Compliance Officer                   Same as position at Wells Capital

      William C. Stevens             Senior Vice President, Chief Fixed         Same as position at Wells Capital
                                     Income Officer

OWNERS - NAME, RELATIONSHIP TO WELLS CAPITAL AND ADDRESS

Wells Fargo Bank, N.A.
Direct Parent Company
Controlling Owner
420 Montgomery Street
San Francisco, CA 94163

Wells Fargo & Company
Ultimate Parent Company
Controlling Owner
420 Montgomery Street
San Francisco, CA 94163

      Under the Interim Wells Capital Sub-advisory Agreement, Funds Management, out of the fees it would receive as investment adviser, not the Strong Funds, would pay Wells Capital a fee based on the following fee schedule:

                        ---------------------------------
                        FUND ASSETS             FEE
                        ---------------------------------
                        $0-200 million         0.35%
                        Over $200 million      0.30%
                        ---------------------------------

      Wells Capital serves as the sub-adviser to certain funds in the Wells Fargo Funds family that have similar investment objectives and styles as certain Strong Funds. The chart below lists certain required information about similar funds advised by Wells Capital. In addition to the funds listed below, Wells Capital also serves as the adviser to certain Wells Fargo Variable Trust funds and Wells Fargo Master Trust portfolios that have similar investment objectives and styles as certain Strong Funds.

-----------------------------------------------------------------------------------------------------------
         NAME OF FUND(1)           ASSET SIZE(2)     ANNUAL MANAGEMENT FEE(3)        WAIVERS/REIMBURSEMENTS
         ---------------           -------------     ------------------------        ----------------------
                                   (IN MILLIONS)
                                   -------------
-----------------------------------------------------------------------------------------------------------
Equity Income Fund                    1,186.1        $0-200M          0.25%                  0.00%
                                                     $200M-400M       0.20%
                                                     >$400M           0.15%
-----------------------------------------------------------------------------------------------------------
Montgomery Emerging Markets           180.5          $0-200M          0.35%                  0.00%
Focus Fund                                           >$200M           0.25%
-----------------------------------------------------------------------------------------------------------
Montgomery Institutional              94.3           $0-200M          0.35%                  0.00%
Emerging Markets Fund                                >$200M           0.25%
-----------------------------------------------------------------------------------------------------------
Montgomery Mid Cap Growth Fund        106.2          $0-200M          0.25%                  0.00%
                                                     >$200M           0.20%
-----------------------------------------------------------------------------------------------------------
Montgomery Small Cap Fund             82.2           $0-200M          0.25%                  0.00%
                                                     >$200M           0.20%
-----------------------------------------------------------------------------------------------------------
SIFE Specialized Financial            512.8          0-200M           0.25%                  0.00%
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
         NAME OF FUND(1)           ASSET SIZE(2)     ANNUAL MANAGEMENT FEE(3)        WAIVERS/REIMBURSEMENTS
         ---------------           -------------     ------------------------        ----------------------
                                   (IN MILLIONS)
                                   -------------
-----------------------------------------------------------------------------------------------------------
Services Fund                                        200-400M         0.20%
                                                     >$400M           0.15%
-----------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                 164.1          $0-200M          0.25%                  0.00%
                                                     >$200M           0.20%
-----------------------------------------------------------------------------------------------------------

(1) Only mutual funds that have commenced operations are listed. Accordingly, even though the Wells Fargo Funds that will acquire the Funds have similar investment objectives as the Funds, since they have not yet commenced operations, they are not listed in the table.

(2)   Total assets as of June 30, 2004.

(3) The annual management fee is expressed as a percentage of the average daily net asset value of the fund. The left side of this column lists breakpoints in millions of dollars.

APPROVAL OF THE WELLS CAPITAL INTERIM SUB-ADVISORY AGREEMENT BY THE BOARD

      In considering the Interim Wells Capital Sub-advisory Agreement, the Board was provided materials relating to, and considered and evaluated, with respect to the Fund, (i) the terms of the Interim Wells Capital Sub-advisory Agreement;
(ii) that the fees under the Interim Wells Capital Sub-advisory Agreement would be paid by Funds Management; (iii) that Wells Capital is expected to employ a significant number of key SCM portfolio managers and other personnel as of the closing of the Transaction; and (iv) the terms of the Reorganization. On the basis of its review and analysis of the foregoing, among other things, the Board found that the terms of the Interim Wells Capital Sub-advisory Agreement were fair and reasonable and in the best interest of shareholders. The Board approved certain compliance policies and procedures of Wells Capital on September __, 2004.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE INTERIM WELLS CAPITAL SUB-ADVISORY AGREEMENT WITH WELLS CAPITAL.

                              INFORMATION ON VOTING

      This Prospectus/Proxy Statement is being provided in connection with the solicitation of proxies by the Board of the Strong Funds to solicit your vote for several proposals at the Meeting. The Meeting will be held at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051 on December 10, 2004 at 9:00 a.m. (Central Time).

      You may vote in one of three ways:

      o complete and sign the enclosed proxy ballot and mail it to us in the enclosed prepaid return envelope (if mailed in the United States);

      o vote on the Internet at the website address listed on your proxy ballot; or

      o     call the toll-free number printed on your proxy ballot.

      PLEASE NOTE, TO VOTE VIA THE INTERNET OR TELEPHONE, YOU WILL NEED THE "CONTROL NUMBER" THAT APPEARS ON YOUR PROXY BALLOT.

      You may revoke a proxy once it is given. If you desire to revoke a proxy, you must submit a subsequent proxy or a written notice of revocation to the appropriate Strong Fund. You may also give written notice of revocation in person at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy, or, if no specification is made, FOR each proposal.

      Only shareholders of record on October 1, 2004 are entitled to receive notice of and to vote at the Meeting or at any adjournment thereof. Each whole share held as of the close of business on October 1, 2004 is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. For each Strong Fund, a majority of the shares of the Fund entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum for the conduct of all business.

      When a quorum is present, approval of each proposal is required as follows:

     ---------------------------------------------------------------------------------------------------------------
                         PROPOSAL                                          VOTING REQUIREMENT
     ---------------------------------------------------------------------------------------------------------------
     1.  Approval of an Agreement and Plan of         The affirmative vote of a majority of the shares entitled to
     Reorganization                                   vote.
     ---------------------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------------------------------------------
                         PROPOSAL                                          VOTING REQUIREMENT
     ---------------------------------------------------------------------------------------------------------------
     2.  Approval of an Interim Advisory Agreement    The affirmative vote of the lesser of (1) 67% or more of the shares of a Strong Fund present or represented by proxy at the Meeting, if holders of more than 50% of the Strong
                                                      Fund's outstanding shares are present or represented by
                                                      proxy, or (2) more than 50% of the Strong Fund's outstanding shares.
     ---------------------------------------------------------------------------------------------------------------
     3.   Approval of an Interim Sub-advisory         The affirmative vote of the lesser of (1) 67% or more of the
     Agreement                                        shares of a Strong Fund present or represented by proxy at the Meeting, if holders of more than 50% of the Strong
                                                      Fund's outstanding shares are present or represented by
                                                      proxy, or (2) more than 50% of the Strong Fund's outstanding shares.
     ---------------------------------------------------------------------------------------------------------------

      The Meeting may be adjourned at any time, including after action on one or more matters, by a majority of the votes properly voting on the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting if the new date, time, or place is announced at the meeting before adjournment. The persons named as proxies will vote those shares that they are entitled to vote in favor of adjournment if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal. If the adjournment requires setting a new record date or the adjournment is for more than 120 days from the date set for the original meeting (in which case the Board will set a new record date), the Strong Funds will give notice of the adjourned meeting to the shareholders. Business may be conducted once a quorum is present and may continue until adjournment of the Meeting.

      All proxies voted, including abstentions, will be counted towards establishing a quorum. Approval of each proposal will occur only if a sufficient number of votes at the Meeting are cast FOR that proposal. Abstentions are not considered "votes cast" and, therefore, will have the effect of a vote against a proposal. Abstentions effectively result in a vote "against" and are disregarded in determining whether a proposal has received enough votes. Broker non-votes are not expected to be generated by these proposals and, therefore, will have no affect on quorum or the voting requirement.

      The Board knows of no matters other than those described in this Prospectus/Proxy Statement that will be brought before the Meeting. If, however, any other matters properly come before the Meeting, it is the Boards' intention that proxies will be voted on such matters based on the judgment of the person named in the enclosed form of proxy.

      In addition to the solicitation of proxies by mail or expedited delivery service, certain officers and employees of SCM or an affiliate, who will not be paid for their services, the Fund or a solicitor may solicit proxies by telephone, facsimile, oral, Internet, or e-mail communication. SCM and Funds Management have engaged the proxy solicitation firm of D.F. King, Inc. who will be paid approximately $______, plus out-of-pocket expenses, for their services. SCM and Funds Management will share the expenses incident to the solicitation of proxies in connection with the Meeting, which expenses include the fees and expenses of tabulating the results of the proxy solicitation and the fees and expenses of D.F. King, Inc. SCM and Funds Management also will reimburse upon request persons holding shares as nominees for their reasonable expenses in sending soliciting material to their principals. The Strong Funds and the Acquiring Funds will not pay any of the costs associated with the preparation of this proxy statement or the solicitation of proxies.

                               OUTSTANDING SHARES

      As of October 1, 2004, each Strong Fund had the following numbers of shares outstanding:

            Strong Discovery Fund II                 6,600,571.383
            Strong Mid Cap Growth Fund II           12,352,216.221
            Strong Multi Cap Value Fund II           2,298,629.132
            Strong Opportunity Fund II              51,327,228.443

                 INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS

      Each Acquiring Fund is a newly created series of Wells Fargo Variable Trust and will not issue shares until the Reorganization is consummated. Any person owning more than 25% of a Fund's shares may be considered a "controlling person" of the Fund. Accordingly, a controlling person's vote could have a more significant effect on matters presented to shareholders for approval than the vote of other Fund shareholders. To the knowledge of the Strong Funds and the Wells Fargo Funds, as of October 1, 2004, the following are the only persons who owned of record or beneficially, more than 25% of the outstanding shares of any Strong Fund:

           -----------------------------------------------------------------------------------------------
                                                                               TYPE OF              % OF
           FUND                              NAME & ADDRESS                    OWNERSHIP            FUND
           -----------------------------------------------------------------------------------------------
           Strong Discovery Fund II          Nationwide Life Insurance Co      Direct              85.92%
                                             PO Box 182029
                                             Columbus, OH 43218-2029
           -----------------------------------------------------------------------------------------------
           Strong Mid Cap Growth Fund II     Fidelity Investments Life         Direct              37.58%
                                             Insurance Co
                                             82 Devonshire St
           -----------------------------------------------------------------------------------------------
           Strong Multi Cap Value Fund II    Great West Life & Annuity         Direct              41.87%
                                             Insurance Company
                                             8515 E Orchard Rd
                                             Englewood, CO 80111-5037
           -----------------------------------------------------------------------------------------------
           Strong Multi Cap Value Fund II    The Travelers Separate Account    Direct              25.65%
                                             PO Box 990027
                                             Hartford, CT 06199-0027
           -----------------------------------------------------------------------------------------------
           Strong Opportunity Fund II        Nationwide Life Insurance Co      Direct              70.35%
                                             PO Box 182029
                                             Columbus, OH 43218-2029
           -----------------------------------------------------------------------------------------------

      To the knowledge of the Strong Funds and the Wells Fargo Funds, as of October 1, 2004, the following are the only persons who owned of record or beneficially, five percent or more of the outstanding shares of any Class of any Strong Fund:

---------------------------------------------------------------------------------------------------------------------------
FUND                                NAME & ADDRESS                        CLASS; TYPE OF      % OF       % OF FUND
                                                                          OWNERSHIP             CLASS      POST-CLOSING
---------------------------------------------------------------------------------------------------------------------------
Strong Discovery Fund II            Nationwide Life Insurance Co          Investor; Direct      85.92%        27.89%
                                    PO Box 182029
                                    Columbus, OH 43218-2029
---------------------------------------------------------------------------------------------------------------------------
Strong Discovery Fund II            Nationwide Live Insurance Co          Investor; Direct       8.44%         2.74%
                                    PO Box 182029
                                    Columbus, OH 43218-2029
---------------------------------------------------------------------------------------------------------------------------
Strong Mid Cap Growth Fund II       Fidelity Investments Life             Investor; Direct      37.58%        25.51%
                                    Insurance Co
                                    82 Devonshire St
                                    Boston, MA 02109-3605
---------------------------------------------------------------------------------------------------------------------------
Strong Mid Cap Growth Fund II       Ohio National Life Insurance          Investor; Direct      12.71%         8.63%
                                    1 Financial Way
                                    Cincinnati, OH 45242-5851
---------------------------------------------------------------------------------------------------------------------------
Strong Mid Cap Growth Fund II       Jefferson National Life Ins           Investor; Direct       7.17%         4.87%
                                    9920 Corporate Campus Dr Ste
                                    1000
                                    Louisville, KY 40223-4051
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
FUND                                NAME & ADDRESS                        CLASS; TYPE OF      % OF       % OF FUND
                                                                          OWNERSHIP             CLASS      POST-CLOSING
---------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap Value Fund II      Great West Life & Annuity             Investor; Direct      41.87%        41.87%
                                    Insurance Company
                                    8515 E Orchard Rd
                                    Englewood, CO 80111-5037
---------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap Value Fund II      The Travelers Separate Account        Investor; Direct      25.65%        25.65%
                                    PO Box 990027
                                    Hartford, CT 06199-0027
---------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap Value Fund II      Peoples Benefit Life Insurance Co     Investor; Direct       7.80%         7.80%
                                    4333 Edgewood Rd NE
                                    Cedar Rapids, IA 53499-0001
---------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap Value Fund II      Ohio National Life Insurance Co       Investor; Direct       7.79%         7.79%
                                    1 Financial Way
                                    Cincinnati, OH 45242-5851
---------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap Value Fund II      Peoples Benefit Life Insurance Co     Investor; Direct       7.40%         7.40%
                                    4333 Edgewood Rd NE
                                    Cedar Rapids, IA 52499-0001
---------------------------------------------------------------------------------------------------------------------------
Strong Multi Cap Value Fund II      The Travelers Separate Account        Investor; Direct       6.87%         6.87%
                                    PO Box 990027
                                    Hartford, CT 06199-0027
---------------------------------------------------------------------------------------------------------------------------
Strong Opportunity Fund II          Nationwide Life Insurance Co          Investor; Direct      43.24%        39.72%
                                    PO Box 182029
                                    Columbus, OH 43218-2029
---------------------------------------------------------------------------------------------------------------------------
Strong Opportunity Fund II          Nationwide Insurance Company          Investor; Direct      21.07%        19.36%
                                    PO Box 182029
                                    Columbus, OH 43218-2029
---------------------------------------------------------------------------------------------------------------------------
Strong Opportunity Fund II          Fidelity Investments Life             Investor; Direct       6.24%         5.73%
                                    Insurance Co
                                    Boston, MA 02109-3605
---------------------------------------------------------------------------------------------------------------------------
Strong Opportunity Fund II          IDS Life Insurance Co                 Advisor; Direct       95.64%         8.04%
                                    222 AXP Financial Ctr
                                    Minneapolis, MN 55474-0002
---------------------------------------------------------------------------------------------------------------------------

      As of October 1, 2004, the officers and Directors of the Strong Funds as a group owned less than 1% of any Class of any Strong Fund.

                     ANNUAL MEETING AND SHAREHOLDER MEETINGS

      An annual meeting of shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting will be held, if necessary, in April of each year or at such other time and date as the Board of the applicable Fund selects. However, no Fund is required to hold an annual meeting of its shareholders in any year in which none of the following is required to be acted upon by shareholders under the 1940 Act: (i) election of directors; (ii) approval of the Fund's investment advisory contract; (iii) ratification of the selection of the Fund's independent auditors; or (iv) approval of the Fund's distribution agreement. Special meetings of shareholders of a Fund or class of shareholders may be called at any time by the Board, Chairman of the Board, Vice Chairman or President and will be held at such time and place as may be stated in the notice of the meeting. A special meeting of shareholders may also be called upon the written request of shareholders owning at least 10% of the outstanding shares entitled to vote on any issue proposed to be considered at the special meeting.

      A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of the Fund hereafter called should send the proposal to the Fund at the Fund's principal offices. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Also, the submission does not mean that the proposal will be presented at the meeting. For a shareholder proposal to be considered at a shareholder meeting, it must be a proper matter or consideration under Wisconsin law. If the Reorganizations are completed, the Strong Fund will not hold another shareholder meeting.

                               DISSENTERS' RIGHTS

      If the Reorganization is approved at the Meeting, shareholders will not have the right to dissent and obtain payment of the fair value of their shares because the exercise of dissenters' rights is subject to the forward pricing requirements of Rule 22c-1 under the 1940 Act, which supercedes state law. Shareholders of the Funds, however, have the right to redeem their shares at net asset value subject to applicable deferred sales charges and/or redemption fees (if any) until the closing date of the Reorganizations. After the Reorganizations, shareholders will hold shares of the Wells Fargo Funds, which may also be redeemed at net asset value subject to applicable deferred sales charges and/or redemption fees (if any).